SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[Amendment No.   ]

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MOODY’S CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 2, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Moody’s Corporation to be held on Tuesday, April 12, 2016, at 9:30 a.m. EDT at the Company’s offices at 7 World Trade Center at 250 Greenwich Street, New York, New York.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2015 is also enclosed.

On March 2, 2016, we mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2016 Proxy Statement and 2015 Annual Report and vote online. The Notice included instructions on how to request a paper or e-mail copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement, Annual Report, and proxy card or voting instruction card. Stockholders who requested paper copies of the proxy materials or previously elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to review the proxy materials and hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone by using the instructions provided in the Notice. Alternatively, if you requested and received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person. Instructions regarding the three methods of voting are contained in the Notice or proxy card or voting instruction card.

Sincerely,

Henry A. McKinnell, Jr. Chairman of the Board	Raymond W. McDaniel, Jr. President and Chief Executive Officer

MOODY’S CORPORATION

7 World Trade Center

250 Greenwich Street

New York, New York 10007

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2016 Annual Meeting of Stockholders of Moody’s Corporation will be held on Tuesday, April 12, 2016, at 9:30 a.m. EDT at the Company’s offices at 7 World Trade Center at 250 Greenwich Street, New York, New York, for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.	To elect the nine directors named in the Proxy Statement to serve a one-year term;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2016;

3.	To vote on an advisory resolution approving executive compensation; and

4.	To transact such other business as may properly come before the meeting.

The Board of Directors of the Company has fixed the close of business on February 17, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Jane B. Clark Corporate Secretary

March 2, 2016

IMPORTANT VOTING INFORMATION

Your Participation in Voting the Shares You Own Is Important

If you are the beneficial owner of your shares (meaning that your shares are held in the name of a bank, broker or other nominee), you may receive a Notice of Internet Availability of Proxy Materials from that firm containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and Internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. The firm that holds your shares is not permitted to vote on the matters to be considered at the 2016 Annual Meeting of Stockholders, other than to ratify the appointment of KPMG LLP, unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone or Internet or completing and returning the voting instruction card. For your vote to be counted in the election of directors and on the advisory resolution approving executive compensation, you will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the annual meeting.

Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the majority voting standard that Moody’s Corporation applies in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Moody’s Corporation.

More Information Is Available

If you have any questions about the voting of your shares or the proxy voting process in general, please contact the bank, broker or other nominee through which you hold your shares. The SEC also has a website (http://www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact the Company’s Investor Relations Department by sending an e-mail to ir@moodys.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 12, 2016

The Proxy Statement and the Company’s 2015 Annual Report to Stockholders are available at https://materials.proxyvote.com/615369. Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet as instructed in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. No postage is required if mailed in the United States. If you attend the meeting, you may vote in person, even if you have previously returned your proxy or voting instruction card or voted by telephone or the Internet.

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF MOODY’S CORPORATION

General

This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share (the “Common Stock”), of Moody’s Corporation (“Moody’s” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use in voting at the Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, April 12, 2016, at 9:30 a.m. EDT at the Company’s principal executive offices located at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. To obtain directions to attend the Annual Meeting and vote in person, please contact the Company’s Investor Relations Department by sending an e-mail to ir@moodys.com. This Proxy Statement and the accompanying proxy card are first being made available to stockholders on or about March 2, 2016. The Company’s telephone number is (212) 553-0300.

Annual Meeting Admission

Stockholders will need an admission ticket to enter the Annual Meeting. For stockholders of record, an admission ticket is available over the Internet, or, if you requested paper copies, you will receive a printed proxy card and a printed admission ticket. If you plan to attend the Annual Meeting in person, please retain and bring the admission ticket.

If you are the beneficial owner of your shares (meaning that your shares are held in the name of a bank, broker or other nominee) and you plan to attend the Annual Meeting in person, you may obtain an admission ticket in advance by sending a written request, along with proof of share ownership such as a bank or brokerage account statement, to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. An admission ticket is also available over the Internet. Stockholders who do not have admission tickets will be admitted following verification of ownership at the door.

Internet Availability of Proxy Materials

Under U.S. Securities and Exchange Commission (the “SEC”) rules, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to stockholders. On March 2, 2016, we mailed to our stockholders (other than those who previously requested e-mail or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including this Proxy Statement and the Company’s Annual Report. These materials are available at: https://materials.proxyvote.com/615369. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Record Date

The Board of Directors has fixed the close of business on February 17, 2016 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 194,882,530 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting will be entitled to one vote per share.

How to Vote

In addition to voting in person at the Annual Meeting, stockholders of record can vote by proxy by following the instructions in the Notice and using the Internet or by calling the toll-free telephone number that is available on the Internet. Alternatively, stockholders of record who requested a paper copy of the proxy materials can vote by proxy by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

If your shares are held in the name of a bank, broker or other nominee, you may receive a Notice from that firm containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and Internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares.

Special Voting Procedures for Certain Current and Former Employees

Many current and former employees of the Company have share balances in the Moody’s Common Stock Fund of the Moody’s Corporation Profit Participation Plan (the “Profit Participation Plan”). The voting procedures described above do not apply to these share balances. Instead, any proxy given by such an employee or former employee will serve as a voting instruction for the trustee of the Profit Participation Plan, as well as a proxy for any shares registered in that person’s own name (including shares acquired under the Moody’s Corporation Employee Stock Purchase Plan and/or pursuant to restricted stock awards). To allow sufficient time for voting by the trustee, Profit Participation Plan voting instructions must be received by April 8, 2015. If voting instructions have not been received by that date, or properly completed and executed voting instructions are not provided, the trustee will vote those Profit Participation Plan shares in the same proportion as the Profit Participation Plan shares for which it has received instructions, except as otherwise required by law.

Quorum and Voting Requirements

The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Director Elections. Pursuant to the Company’s by-laws, the nominees for director are required to receive a majority of the votes cast with respect to such nominees in order to be elected at the Annual Meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions have no effect on the election of directors. Brokers do not have discretionary authority to vote shares in the election of directors without instructions from the beneficial owner. Accordingly, shares resulting in broker non-votes, if any, are not votes cast and will have no effect on the outcome of director elections. In accordance with the Company’s Director Resignation Policy, each director subject to election at the Annual Meeting was required to submit a contingent resignation which the Board of Directors will consider, following a review and recommendation from the Governance and Compensation Committee, in the event that the director fails to receive a majority of the votes cast.

Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on this matter, the abstention has the same effect as a vote against the matter. Brokers have discretionary authority to vote shares on this matter if they do not receive instructions from the beneficial owner.

Advisory Resolution Approving Executive Compensation. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the advisory resolution approving executive compensation. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on this matter, the abstention has the same effect as a vote against the matter. Brokers do not have discretionary authority to vote shares on this matter without instructions from the beneficial owner. Accordingly, shares resulting in broker non-votes, if any, are not entitled to vote on the matter and will have no effect on the outcome of the vote.

Proxies

The proxy provides that you may specify that your shares of Common Stock be voted “For,” “Against” or “Abstain” from voting with respect to the director nominees and the other proposals. The Board of Directors recommends that you vote “For” the director nominees named in this Proxy Statement, “For” the ratification of the selection of the independent registered public accounting firm and “For” the advisory resolution approving executive compensation. All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors, except as noted above with respect to shares held in the Profit Participation Plan.

It is not expected that any matter other than those referred to herein will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

Any stockholder of record who votes by telephone or the Internet or who executes and returns a proxy may revoke such proxy or change such vote at any time before it is voted at the Annual Meeting by (i) filing with the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, written notice of such revocation, (ii) casting a new vote by telephone or the Internet or by submitting another proxy that is properly signed and bears a later date or (iii) attending the Annual Meeting and voting in person. A stockholder whose shares are owned beneficially through a bank, broker or other nominee should contact that entity to change or revoke a previously given proxy.

Proxies are being solicited hereby on behalf of the Board of Directors. The cost of the proxy solicitation will be borne by the Company, although stockholders who vote by telephone or the Internet may incur telephone or Internet access charges. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, telecopy, e-mail or otherwise. Such directors, officers and employees will not be specifically compensated for such services. The Company has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed approximately $15,000, plus reimbursement for out-of-pocket expenses. Arrangements may also be made with custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of the Company’s shares, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company’s Proxy Statement and Annual Report, or Notice, as applicable, to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, now or in the future, should submit his request to the Company by sending an e-mail to ir@moodys.com, by submitting a written request to the Company’s Investor Relations Department, at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or contacting the Company’s Investor Relations Department by telephone, at (212) 553-4857. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report, or Notice, as applicable, and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Please note that if you wish to receive paper proxy materials for the 2016 Annual Meeting, you should follow the instructions contained in the Notice.

CORPORATE GOVERNANCE

In order to address evolving best practices and new regulatory requirements, the Board of Directors annually reviews its corporate governance practices and the charters for its standing committees. As a result of this review, during 2015 the Board amended the Company’s Corporate Governance Principles and its Audit, Governance and Compensation and Executive Committee Charters. A copy of the Corporate Governance Principles is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Other Governance Documents.” Copies of the charters of the Governance and Compensation Committee, the Audit Committee, and the Executive Committee are available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Charter Documents.” Print copies of the Corporate Governance Principles and the committee charters may also be obtained upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Audit Committee and the Governance and Compensation Committee assist the Board in fulfilling its responsibilities, as described below. The Executive Committee has the authority to exercise the powers of the Board when it is not in session (subject to applicable law, rules and regulations, and the Company’s Restated Certificate of Incorporation and By-Laws), advises management and performs other duties delegated to it by the Board from time to time.

Board Meetings and Committees

During 2015, the Board of Directors met eleven times and had four standing committees: an Audit Committee, a Governance and Compensation Committee, which also performs the functions of a nominating committee, the Executive Committee and the MIS Committee. All incumbent directors attended at least 92 percent of the total number of meetings of the Board and of all committees of the Board on which they served in 2015 (held during the period that they served).

The MIS Committee was disbanded in 2015 and its functions were reassigned to the board of directors of Moody’s Investors Service, Inc., the Company’s subsidiary and a nationally recognized statistical rating organization (“MIS”). The MIS Committee’s primary purpose was to oversee certain activities of MIS, pursuant to Section 15E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Three directors served as members of the MIS Committee in 2015 and it met four times during 2015. Please refer to page 9 for additional information regarding the Audit Committee and to page 11 for additional information regarding the Governance and Compensation Committee. The Executive Committee did not meet in 2015.

Directors are encouraged to attend the Annual Meeting. All of the individuals serving as directors at the time of the Company’s 2015 annual meeting attended the meeting.

Recommendation of Director Candidates

The Governance and Compensation Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board and is responsible for overseeing the processes for the selection and nomination of director candidates, and for developing, recommending to the Board for approval, and periodically reviewing Board membership criteria. The Governance and Compensation Committee will consider director candidates recommended by stockholders of the Company. In considering a candidate for Board membership, whether proposed by stockholders or otherwise, the Governance and Compensation Committee examines the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of the Company’s business, independence, the ability to represent diverse stockholder interests, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of any potential conflicts with the Company’s business and interests. The Governance and Compensation Committee also seeks diverse occupational and personal backgrounds for the Board. See “Qualifications and Skills of Directors” on page 16 for additional information on the Company’s directors. To have a candidate considered by the Governance and Compensation Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the stockholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

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The name of the candidate, the candidate’s resume or a listing of his qualifications to be a director of the Company, and the candidate’s consent to be named as a director if selected by the Governance and Compensation Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders. For the Company’s 2017 annual meeting, this deadline is December 13, 2016.

The Governance and Compensation Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who might be available to serve on the Board. As described above, the Committee will also consider candidates recommended by stockholders on the same basis as those recommended by current directors and executives. The Governance and Compensation Committee also, from time to time, may engage firms that specialize in identifying director candidates for the Committee’s consideration.

Once a person has been identified by or for the Governance and Compensation Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance and Compensation Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Governance and Compensation Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates whom the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

Board Leadership Structure

The Company’s Corporate Governance Principles permit the roles of Chairman and Chief Executive Officer to be filled by a single person or different individuals. This flexibility allows the Board to review the structure of the Board periodically and determine whether or not to separate the two roles based upon the Company’s needs and circumstances from time to time.

Dr. McKinnell serves as Chairman of the Board and Mr. McDaniel serves as President and Chief Executive Officer of Moody’s Corporation. In 2011 and 2012, the Board discussed whether to separate the roles, taking into account numerous considerations that bear upon the issue, including stockholders’ support at the Company’s 2011 annual meeting of a stockholder proposal recommending that, whenever possible, the Company’s chairman be independent. In light of these considerations, the Board determined to appoint an independent Chairman of the Board. The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. The role and responsibilities of the Chairman of the Board are detailed in the Company’s Corporate Governance Principles.

Codes of Business Conduct and Ethics

The Company has adopted a code of ethics that applies to its Chief Executive Officer, Chief Financial Officer and Controller, or persons performing similar functions. The Company has also adopted a code of business conduct and ethics that applies to the Company’s directors, officers and employees. A current copy of each of these codes is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Other Governance Documents.” A copy of each is also available in print to stockholders upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Company intends to satisfy disclosure requirements regarding any amendments to, or waivers from, the codes of ethics by posting such information on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Other Governance Documents.”

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards which are set forth below and are also included in the Company’s Corporate Governance Principles. The Board has determined that Mr. Anderson, Mr. Bermudez, Dr. Duffie, Ms. Hill, Mr. Kist, Dr. McKinnell, Ms. Seidman, Mr. Van Saun and Mr. Wulff, and thus a majority of the directors on the Board, are independent under these standards. The standards adopted by the Board incorporate the director independence criteria included in the New York Stock Exchange (the “NYSE”) listing standards, as well as additional criteria established by the Board. Both the Audit Committee and the Governance and Compensation Committee are composed entirely of independent directors. In accordance with NYSE requirements and the independence standards adopted by the Board, all members of the Audit Committee and the Governance and Compensation Committee meet additional heightened independence standards applicable to audit committee and compensation committee members.

An “independent” director is a director whom the Board has determined has no material relationship with the Company or any of its consolidated subsidiaries (for purposes of this section, collectively referred to as the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1.	the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

2.	(a) the director, or an immediate family member of the director, is a current partner of the Company’s outside auditor; (b) the director is a current employee of the Company’s outside auditor; (c) a member of the director’s immediate family is a current employee of the Company’s outside auditor and personally works on the Company’s audit; or (d) the director or an immediate family member of the director was in the past three years a partner or employee of the Company’s outside auditor and personally worked on the Company’s audit within that time;

3.	the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executive officers serves or served on the compensation committee at the same time;

4.	the director, or a member of the director’s immediate family, has received, during any 12-month period in the past three years, any direct compensation from the Company in excess of $120,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as an employee (other than an executive officer) of the Company, and pension or other forms of deferred compensation for prior service with the Company;

5.	the director is a current executive officer or employee, or a member of the director’s immediate family is a current executive officer of another company that makes payments to or receives payments from the Company, or during any of the last three fiscal years, has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

6.	the director, or the director’s spouse, is an executive officer of a non-profit organization to which the Company or the Company foundation makes, or in the past three years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues. (Amounts that the Company foundation contributes under matching gifts programs are not included in the contributions calculated for purposes of this standard.)

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director: (a) accepts, directly or indirectly, from Moody’s Corporation or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Moody’s Corporation; or (b) is an “affiliated person” of Moody’s Corporation or any of its subsidiaries; each as determined in accordance with SEC regulations.

Furthermore, in determining whether a director is considered independent for purposes of serving on the Governance and Compensation Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship with the Company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (a) the source of the director’s compensation, including any consulting, advisory or other compensatory fee paid by the Company to the director; and (b) whether the director is affiliated with Moody’s Corporation, any of its subsidiaries or an affiliate of any subsidiary; each as determined in accordance with SEC regulations.

In assessing independence, the Board took into account that Mr. Anderson, Mr. Bermudez, Dr. Duffie, Ms. Hill, Mr. Kist, Ms. Seidman, Mr. Van Saun and Mr. Wulff each served during 2015, or currently serves, as directors, employees, faculty members or trustees of entities that are rated or have issued securities rated by MIS, as listed in the Company’s Director and Shareholder Affiliation Policy posted on the Company’s website under the headings “About Moody’s—Investor Relations—Corporate Governance—Other Governance Documents,” and that associated fees from each such entity accounted for less than 1% of the Company’s 2015 revenue. In addition, the Board took into account that the Company from time to time engages in business with entities where one of our directors or their immediate family members are employed. In 2015, payments that the Company made to such businesses accounted for less than 1% of the annual revenues of the Company and each of the other entities. The Board found nothing in the relationships to be contrary to the standards for determining independence as contained in the NYSE’s requirements and the Company’s Corporate

Governance Principles. A copy of these standards is found in Attachment A to the Company’s Corporate Governance Principles on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Investor Relations Home—Corporate Governance—Other Governance Documents.”

The Board’s Role in the Oversight of Company Risk

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and, with the assistance of the Audit Committee and the Governance and Compensation Committee, oversees the Company’s policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and the Company’s risk management processes, including in connection with its review of the Company’s strategy. The Board’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and reviewing contingent liabilities and risks that may be material to the Company. The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management, financial and compliance risks, including risks relating to internal controls and cyber risks and major legislative and regulatory developments which could materially impact the Company. The Governance and Compensation Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company and reviews the results of this assessment.

Under the oversight of the Board and its committees, the Chief Executive Officer has established an Enterprise-Wide Risk Committee, comprised of the Chief Executive Officer and his direct reports, which include the Chief Risk Officer. The Enterprise Risk Committee reviews the work of the Enterprise Risk Function which is managed by the Chief Risk Officer with the assistance of the Head of Corporate Planning and Treasury and the Head of the Internal Audit Function. The Chief Risk Officer chairs a subcommittee consisting of senior executives from each of the Company’s major business units and support functions, who periodically report on risks and their mitigations within their areas of responsibility. Among other things, the Enterprise Risk Function is responsible for identifying and monitoring important existing and emerging risks to the achievement of the Company’s strategic and operative objectives; formulating appropriate polices and monitoring and reporting frameworks to support effective management of important risks; reviewing and evaluating the effectiveness of management processes and action plans to address such risks; advising on and recommending to executive management any significant actions or initiatives that they believe are necessary to effectively manage risk; and ensuring that activities of discrete risk management disciplines within the Company are appropriately coordinated. The Chief Risk Officer presented the Enterprise Risk Committee’s analysis to the Board at two meetings in 2015. Additionally, the Audit Committee and the Governance and Compensation Committee each reviewed risks within their areas of responsibility at separate meetings in 2015.

Significant risk issues evaluated by and/or major changes proposed by the Enterprise-Wide Risk Committee and the Chief Risk Officer are discussed at various Board meetings throughout the year.

Executive Sessions

The independent directors routinely meet in executive session at regularly scheduled Board meetings. Dr. McKinnell, the independent Chairman of the Board, establishes the agenda for and presides at these sessions and has the authority to call additional sessions as appropriate.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate with the Board of Directors or with all non-management directors as a group, or with a specific director or directors (including the Chairman of the Board), by writing to them c/o the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary in the office of the Company’s General Counsel for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

Succession Planning

The Board and the Governance and Compensation Committee review succession planning annually in conjunction with the Board’s review of strategic planning.

Anti-Hedging and Anti-Pledging Policy; Short Sales and Other Speculative Trades

All executive officers and directors are subject to a securities trading policy under which they are prohibited from hedging and pledging Moody’s securities, including any publicly traded securities of a Moody’s subsidiary. Specifically, the following activities are prohibited under the policy:

•

making “short sales” of Moody’s securities. A short sale has occurred if the seller: (i) does not own the securities sold; or (ii) does own the securities sold, but does not deliver or transmit them within the customary settlement period.

•

engaging in speculative transactions or entering into any transaction (including purchasing forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or are otherwise based on the price of Moody’s securities.

•

holding Moody’s securities in margin accounts or pledging Moody’s securities as collateral for a loan, provided that this does not prohibit broker-assisted exercise or settlement of equity awards granted by Moody’s that may involve an extension of credit only until the sale is settled.

Rule 10b5-1 Trading Plans

The CEO, CFO and certain other officers of the Company, enter into Rule 10b5-1 stock trading plans from time to time. These plans allow executives to adopt predetermined plans for trading shares of Company stock in advance of learning any material non-public information. The use of these trading plans permits diversification, retirement and tax planning activities. The transactions under the plans will be disclosed publicly through Form 4 filings with the SEC.

THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight responsibilities relating to: the integrity of the Company’s financial statements and the financial information provided to the Company’s stockholders and others; the Company’s compliance with legal and regulatory requirements; the Company’s internal controls; the Company’s policies with respect to risk assessment and risk management, and the review of contingent liabilities and risks that might be material to the Company; and the audit process, including the qualifications and independence of the Company’s principal external auditors (the “Independent Auditors”), and the performance of the Independent Auditors and the Company’s internal audit function.

As part of the Audit Committee’s oversight of the audit process, the Audit Committee and its chairman are directly involved in the selection of the lead engagement partner when there is a rotation required under applicable rules, and the Audit Committee reviews and concurs in the appointment and compensation of the head of the Company’s internal audit function. In 2015, a new lead engagement partner was designated due to the mandated rotation of this position, and a new head of the internal audit function was appointed. The Committee also approves the fees and terms associated with the retention of the Independent Auditors to perform the annual engagement.

In fulfilling the responsibilities under its charter, there are a number of specific responsibilities that the Audit Committee performs:

•

Discusses with, and receives regular status reports from, the Independent Auditors and the head of the internal audit function on the overall scope and plans for their audits, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. Also receives regular updates on the Company’s internal control over financial reporting, and discusses with management and the Independent Auditors their evaluations and conclusions with respect to internal control over financial reporting.

•

Meets with the Independent Auditors and the head of the internal audit function, with and without management present, to discuss the results of their respective audits, in addition to holding meetings with members of management, including the general counsel.

•	Reviews and discusses with management and the Independent Auditors the Company’s earnings press releases and the Company’s periodic filings made with the SEC.

•

Reviews the Company’s financial and compliance risks, including, but not limited to, risks relating to internal controls and cyber risks and oversees information technology projects related to the Company’s financial reporting processes.

•

Receives periodic reports on the effectiveness of the Company’s compliance program and regular status reports on compliance issues, including reports required by the Audit Committee’s policy for the receipt and treatment of any complaints received by the Company regarding accounting, internal control, auditing and federal securities law matters.

•	Reviews its charter annually and conducts an annual self-evaluation to assess its performance.

The Audit Committee also has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent Auditors and, as such, the Independent Auditors report directly to the Audit Committee. KPMG LLP has served as the Company’s independent auditor since 2008, and was selected at the conclusion of a competitive process that the Audit Committee conducted to review the selection of the Company’s independent registered public accounting firm.

The Audit Committee has established a policy setting forth the requirements for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm. Under the policy, the Audit Committee pre-approves the annual audit engagement terms and fees, as well as any other audit services and specified categories of non-audit services, subject to certain pre-approved fee levels. In addition, pursuant to the policy, the Audit Committee authorized its Chairman to pre-approve other audit and permissible non-audit services in 2015 up to $50,000 per engagement and a maximum of $250,000 per year. The policy requires that the Audit Committee Chairman report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. For the year ended December 31, 2015, the Audit Committee or the Chairman pre-approved all of the services provided by the Company’s independent registered public accounting firm, which are described on page 22. The Audit Committee also is responsible for overseeing the audit fee negotiation associated with the retention of KPMG to perform the annual audit engagement.

The members of the Audit Committee are Mr. Anderson (Chairman), Mr. Bermudez, Dr. Duffie, Ms. Hill, Mr. Kist, Dr. McKinnell, Ms. Seidman, Mr. Van Saun and Mr. Wulff, each of whom is independent under NYSE and SEC rules and under the Company’s Corporate Governance Principles. The Board of Directors has determined that each of Mr. Anderson, Mr. Bermudez, Mr. Kist, Dr. McKinnell, Ms. Seidman and Mr. Wulff is an “audit committee financial expert” under the SEC’s rules. The Audit Committee held nine meetings during 2015.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Company for the year ended December 31, 2015 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. In addition, the Audit Committee has discussed with KPMG LLP, which reports directly to the Audit Committee, the matters that independent registered public accounting firms must communicate to audit committees under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The Audit Committee also has discussed with KPMG LLP its independence from the Company, including the matters contained in the written disclosures and letter required by applicable requirements of the PCAOB regarding independent registered public accounting firms’ communications with audit committees about independence. The Audit Committee also has discussed with management of the Company and KPMG LLP such other matters and received such assurances from them as it deemed appropriate. The Audit Committee also considers whether the rendering of non-audit services by KPMG LLP to the Company is compatible with maintaining the independence of KPMG LLP from the Company. The Company historically has used KPMG LLP for only a limited number of non-audit services each year.

Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee

Basil L. Anderson, Chairman

Jorge A. Bermudez

Darrell Duffie

Kathryn M. Hill

Ewald Kist

Henry A. McKinnell, Jr.

Leslie F. Seidman

John K. Wulff

THE GOVERNANCE AND COMPENSATION COMMITTEE

The role of the Governance and Compensation Committee is to identify and evaluate possible candidates to serve on the Board and to recommend the Company’s director nominees for approval by the Board and the Company’s stockholders. The Governance and Compensation Committee also considers and makes recommendations to the Board of Directors concerning the size, structure, composition and functioning of the Board and its committees, oversees the evaluation of the Board, and develops and reviews the Company’s Corporate Governance Principles.

With respect to the evaluation of the Board, the Governance and Compensation Committee oversees a process for annually assessing the performance and contributions and the independence of incumbent directors in determining whether to recommend them for reelection to the Board. The Board, the Audit Committee, and the Governance and Compensation Committees, under that Committee’s oversight, each conduct an annual self- evaluation to assess its performance. The Chairman of the Board conducts annual interviews during which individual Board member evaluations are conducted.

The Governance and Compensation Committee oversees the Company’s overall compensation structure, policies and programs, assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees, and assesses the results of the most recent vote on the Company’s advisory resolution approving executive compensation. The Committee also oversees the evaluation of senior management (including by reviewing and approving performance goals for the Company’s CEO and other executive officers, and by evaluating their performance against approved goals, which, with respect to the CEO, the Committee does in consultation with the Chairman of the Board) and oversees and makes the final decisions regarding compensation arrangements for the CEO and for certain other executive officers. The CEO makes recommendations to the Committee regarding the amount and form of executive compensation (except with respect to his compensation). For a description of this process, see the Compensation Discussion and Analysis (the “Compensation Discussion and Analysis” or “CD&A”), beginning on page 27. The Committee annually reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board. The Committee administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval, including the Company’s key employees’ stock incentive plans. The Committee has authority to establish, amend and terminate the Company’s employee benefit plans, programs and practices, and monitors the investment performance of the assets held by the plans, and the Committee may delegate to management the responsibilities it has with respect to the Company’s employee benefit plans, programs and practices as the Committee deems appropriate. The Committee makes the final decisions regarding named executive officer compensation.

The Committee is empowered to retain, at the Company’s expense, such consultants, counsel or other outside advisors as it determines appropriate to assist it in the performance of its functions. In 2015, the Committee retained the services of Meridian Compensation Partners LLC, an independent compensation consulting company, to provide advice and information about executive and director compensation, including the competitiveness of pay levels, executive compensation design and governance issues, and market trends, as well as technical and compliance considerations. Meridian reports directly and solely to the Committee. Meridian exclusively provides executive and director compensation consulting services and does not provide any other services to the Company. The Committee regularly reviews the current engagements and the objectivity and independence of the advice that Meridian provides to the Committee on executive and director compensation. The Committee considered the six specific independence factors adopted by the SEC and the NYSE under Dodd-Frank and other factors it deemed relevant, and the Committee found no conflicts of interest or other factors that would adversely impact Meridian’s independence.

During 2015, management continued to engage Aon Hewitt as management’s compensation consultant. Aon Hewitt worked with the Chief Human Resources Officer and her staff to develop market data regarding Moody’s executive compensation programs. The Committee takes into account that Aon Hewitt provides executive compensation-related services to management when it evaluates the information and analyses provided by Aon Hewitt.

The members of the Governance and Compensation Committee are Mr. Wulff (Chairman), Mr. Anderson, Mr. Bermudez, Dr. Duffie, Ms. Hill, Mr. Kist, Dr. McKinnell, Ms. Seidman and Mr. Van Saun, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles. The Governance and Compensation Committee met six times during 2015.

REPORT OF THE GOVERNANCE AND COMPENSATION COMMITTEE

The Governance and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. In this context, the Governance and Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis, beginning on page 27. Following the reviews and discussions referred to above, the

Governance and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Governance and Compensation Committee

John K. Wulff, Chairman

Basil L. Anderson

Jorge A. Bermudez

Darrell Duffie

Kathryn M. Hill

Ewald Kist

Henry A. McKinnell, Jr.

Leslie F. Seidman

RELATIONSHIP OF COMPENSATION PRACTICES TO RISK MANAGEMENT

When structuring its overall compensation practices for employees of the Company generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore impacts the Company’s risk management practices. Attention is given to the elements and the mix of pay as well as seeing that employees’ awards align with stockholders’ value.

In order to assess whether the Company’s compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, management established a compensation risk committee led by the Chief Human Resources Officer to assess the risk related to the Company’s compensation plans, practices and programs. As part of this annual review, the compensation risk committee assessed the following items: (i) the relative proportion of variable to fixed components of compensation, (ii) the mix of performance periods (short-term, medium-term and long-term), (iii) the mix of payment mechanisms (cash, options, restricted stock, performance shares), (iv) the performance metrics used, linking the creation of value and earnings quality and sustainability, (v) the process of setting goals, degree of difficulty, spreads between thresholds, targets and maximum payouts, (vi) the maximum payout levels and caps, (vii) the clawback policy, (viii) the retirement program design and (ix) the equity ownership and equity ownership guidelines. These items were assessed in the context of the most significant risks currently facing the Company, to determine if the compensation plans, practices and programs incentivize employees to take undue risks. The committee then took into account controls and procedures that operate to monitor and mitigate against risk. The Chief Human Resources Officer presented the compensation risk committee’s conclusions to the Governance and Compensation Committee. These conclusions were also reviewed by and the Governance and Compensation Committee’s independent compensation consultant, Meridian Compensation Partners LLC.

The Governance and Compensation Committee reviewed these conclusions through a risk assessment lens. As a result of these reviews, the Company does not believe that the Company’s compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, nor does it believe that the practices and programs are designed to promote risk taking.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related person transactions, as defined in applicable SEC rules. Under SEC rules, related persons include any director, executive officer, any nominee for director, any person owning 5% or more of the Company’s Common Stock, and any immediate family members of such persons. In addition, under the Company’s Code of Business Conduct and Code of Ethics, special rules apply to executive officers and directors who engage in conduct that creates an actual, apparent or potential conflict of interest. Before engaging in such conduct, such executive officers and directors must make full disclosure of all the facts and circumstances to the Company’s General Counsel and the Chairman of the Audit Committee, and obtain the prior written approval of the Audit Committee. All conduct is reviewed in a manner so as to (i) maintain the Company’s credibility in the market, (ii) maintain the independence of the Company’s employees and (iii) see that all business decisions are made solely on the basis of the best interests of the Company and not for personal benefit.

COMPENSATION OF DIRECTORS

The following table sets forth, for the fiscal year ended December 31, 2015, the total compensation of the non-management members of the Company’s Board of Directors.

Name	Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Basil Anderson	2015	$110,000	$154,954	—	—	—	—	$264,954
Jorge Bermudez	2015	90,000	154,954	—	—	—	—	244,954
Darrell Duffie	2015	110,000	154,954	—	—	—	—	264,954
Kathryn Hill	2015	90,000	154,954	—	—	—	—	244,954
Ewald Kist	2015	90,000	154,954	—	—	—	$20,000	264,954
Henry McKinnell, Jr.	2015	140,000	205,037	—	—	—	—	345,037
Leslie Seidman	2015	90,000	154,954	—	—	—	—	244,954
John Wulff	2015	110,000	154,954	—	—	—	—	264,954

(1)	In 2015, the Company’s non-management directors received an annual cash retainer of $90,000, payable in quarterly installments. The Chairmen of the Audit Committee, the Governance and Compensation Committee and the MIS Committee received an additional annual cash fee of $20,000, also payable in quarterly installments. The Chairman of the Board received an additional annual cash fee of $50,000. Mr. Kist received an international travel fee of $20,000 payable in quarterly installments. There were no separate meeting fees paid in 2015.

A non-management director may elect to defer receipt of all or a portion of his annual cash retainer until after termination of service on the Company’s Board of Directors. Deferred amounts are credited to an account and receive the rate of return earned by one or more investment options in the Moody’s Corporation Profit Participation Plan as selected by the director. Upon a change in control of the Company, a lump sum payment will be made to each director of the amount credited to the director’s deferred account on the date of the change in control, and the total amount credited to each director’s deferred account from the date of the change in control until the date such director ceases to be a director, will be paid in a lump sum at that time.

(2)	On February 11, 2015, the non-management directors, except Dr. McKinnell, received a grant of $154,954 worth of restricted stock issued from the 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan (the “1998 Directors Plan”) which was equal to 1,581 restricted shares of Common Stock. Also on February 11, 2015, Dr. McKinnell received a grant of $205,037 worth of restricted stock issued from the 1998 Directors Plan which was equal to 2,092 restricted shares of Common Stock. The Governance and Compensation Committee authorized the grant of restricted stock awards for February 11, 2015 on December 15, 2014, and the grant was subsequently approved by the Board on December 16, 2014. The grant of restricted stock awards was effective on February 11, 2015, the third trading day following the date of the public dissemination of the Company’s financial results for 2014. In each case, the number of restricted shares of Common Stock based on the award value has been computed in accordance with FASB ASC Topic 718.

The aggregate number of stock awards outstanding as of December 31, 2015 for each individual who served as a non-management director of the Company during 2015 was as follows:

Name	Number of Shares Underlying Options	Number of Shares of Unvested Restricted Stock
Basil Anderson	—	1,581
Jorge Bermudez	—	1,581
Darrell Duffie	—	1,581
Kathryn Hill	—	1,581
Ewald Kist	—	1,581
Henry McKinnell, Jr.	—	2,092
Leslie Seidman	—	1,581
John Wulff	—	1,581

(3)	For non-management directors who reside outside of North America, there is an additional international travel allowance of $20,000. Perquisites and other personal benefits provided to each individual who served as a non-management director in 2015 were, in the aggregate, less than $10,000 per director. Each non-management director is reimbursed for travel, meals and hotel expenses incurred in connection with attending meetings of the Company’s Board of Directors or its committees. For the meetings held at the Company’s executive offices, the Company pays for travel for each non-management director and one guest of each director, as well as for their accommodations, meals, Company-arranged activities and other incidental expenses.

Stock Ownership Guidelines For Non-Management Directors

In July 2004, Moody’s adopted stock ownership guidelines for its executives, including the Named Executive Officers (the “NEOs”), and its non-management directors, encouraging them to acquire and maintain a meaningful stake in the Company. These guidelines were updated in July 2012. Moody’s believes that these guidelines encourage its executive officers and non-management directors to act as owners, thereby better aligning their interests with those of the Company’s stockholders. As of December 31, 2015, each of the directors serving on that date was in compliance with the guidelines.

•	The guidelines are intended to satisfy an individual’s need for portfolio diversification, while ensuring an ownership level sufficient to assure stockholders of their commitment to value creation.

•	Non-management directors are expected, within five years, to acquire and hold shares of the Company’s Common Stock equal in value to five times the annual cash retainer.

•	Restricted shares and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the guidelines.

•	Stock options, whether vested or unvested, do not count toward satisfying the guidelines.

1998 Non-Employee Directors’ Stock Incentive Plan

In October 2015, the Board approved an amendment to the 1998 Non-Employee Directors’ Stock Incentive Plan in order to change the annual grant limit for an individual director. The Plan now provides that the annual limit is not to exceed “the lesser of 20,000 shares or shares with a fair market value of $400,000.” As disclosed in the Compensation of Directors table, above, the fair market value of grants have historically been below this amount.

ITEM 1—ELECTION OF DIRECTORS

At the 2013 annual meeting, the Company’s stockholders voted to phase out the classification of the Board of Directors and to provide instead for the annual election of directors, beginning with the 2014 annual meeting. Directors elected to three-year terms prior to or at the 2013 annual meeting were entitled to complete their terms before standing for re-election. Beginning at this year’s Annual Meeting, all directors will stand for election annually for one-year terms.

The Board of Directors has nominated Basil L. Anderson, Jorge A. Bermudez, Darrell Duffie, Kathryn M. Hill, Ewald Kist, Raymond W. McDaniel, Jr., Henry A. McKinnell, Jr., Ph.D., Leslie F. Seidman and Bruce Van Saun each for a one-year term expiring in 2017. If elected, the nominees will hold office until each of their terms expires and until a successor is elected and qualified. All nominees are currently members of the Board of Directors and all but Mr. Van Saun were previously elected by the stockholders. Mr. Van Saun was identified as a potential director candidate for consideration by the Governance and Compensation Committee by a third-party search firm. The Governance and Compensation Committee evaluates the qualifications and skills of other potential candidates in light of the Board’s current composition and consideration of the Company’s current and future business and operations. The Company expects the nominees for election as director to be able to serve if elected. If a nominee is unable to serve, proxies may be voted for the election of such other person for director as the Board may recommend in the place of such nominee or just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

Qualifications and Skills of Directors

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Governance and Compensation Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future business and operations.

The Governance and Compensation Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Principles, include the candidate’s:

•	business experience,

•	qualifications, attributes and skills relevant to the management and oversight of the Company’s business,

•	independence,

•	the ability to represent diverse stockholder interests,

•	judgment and integrity,

•	the ability to commit sufficient time and attention to Board activities, and

•	the absence of any potential conflicts with the Company’s business and interests.

In addition, the Board and the Governance and Compensation Committee annually evaluate the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. The Board and the Governance and Compensation Committee seek a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board. The Committee also considers the special requirements of Moody’s Investors Service and its role in the securities markets. As an example, the Committee has determined that individuals who by profession actively manage securities portfolios could encounter conflicts of interests or give rise to the appearance of conflicts.

This annual evaluation of the Board’s composition enables the Board and the Governance and Compensation Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the Board and the Governance and Compensation Committee may identify specific skills and experience that they believe the Company should seek in order to constitute a balanced and effective board.

In considering and nominating incumbent directors for re-election to the Board, the Board and the Governance and Compensation Committee have considered a variety of factors. These include the nominee’s independence, financial literacy, personal and professional accomplishments, experience in light of the needs of the Company and past performance on the Board. With respect to the Company’s incumbent directors standing for re-election, the Board has determined that they have the following skills and qualifications that support their service on the Board:

(i)	Mr. Anderson has over a decade of experience as an executive officer, including as a chief financial officer, of several public companies where he held significant policy making positions. He also has experience as an operating executive in charge of an international business based in Paris, France. In addition, Mr. Anderson serves as a director with several NYSE or NASDAQ listed companies. As a result of these positions, he brings to the Board expertise as a strategist, management and operations experience, and a perspective on international business operations and corporate governance in the public company context;

(ii)	Mr. Bermudez brings a history of executive experience at a major international financial services company. As the head of risk for a major global financial institution, he was involved in the debt restructuring of various sovereigns around the world. He also managed a global business with a presence in over 100 countries. As a result, Mr. Bermudez brings a deep understanding of credit risk and years of financial expertise, as well as risk management experience to the Board;

(iii)	Dr. Duffie has significant expertise in a number of areas that are directly relevant to the Company’s core business operations and has experience as a consultant to financial services firms. He is a recognized expert in the behavior and performance of global credit and securities markets and his opinions regarding financial regulatory reform have been solicited by various arms of the U.S. government, including the Senate Banking Committee, the U.S. Treasury Department, the House Financial Services Committee, the Board of Governors of the Federal Reserve System, the U.S. Commodity Futures Trading Commission, the SEC, the President’s National Economic Council and the New York Federal Reserve Bank. He also has authored a book on over-the-counter markets, two books on credit risk, and one book on bank failures and has published numerous academic research publications, articles and papers on asset and credit valuation and performance. This work allows Dr. Duffie to provide insight into various aspects of the Company’s business operations, the expanding nature of the work of Moody’s Analytics and MIS and policy issues related to the financial services industry;

(iv)	Ms. Hill has significant experience in business management and leading engineering and operations organizations. She served as Senior Vice President, Executive Advisor of Cisco Systems Inc. from December 2011 to March 2013. She previously served as Cisco’s Senior Vice President, Development Strategy & Operations from 2009 to December 2011, and prior to that, as Senior Vice President of Cisco Systems’ Access Networking and Services Group, where she led the Access Routing, Ethernet Switching, Security, Wireless and Small Business technology groups. She brings extensive leadership experience and a strong background in information technology and business operations to the Board;

(v)	Mr. Kist served as Chairman of the Executive Board of a major foreign financial services company for a number of years and held various executive officer positions, including president and vice chairman, at a major international bank. Accordingly, Mr. Kist brings to the Board financial expertise and knowledge of the range of issues facing a large company operating in a regulated industry and a perspective on running a company with international operations;

(vi)	Mr. McDaniel, who is both President and Chief Executive Officer of the Company, began his career at the Company serving as a ratings analyst and has served in numerous capacities at the Company over the past three decades. As a result, he brings to the Board a deep understanding of the Company’s business and operations as well as a historical perspective on the Company’s strategy. Since 2005, he has also served as a director of John Wiley & Sons, Inc., which develops, publishes and sells products in print and electronic media for the educational, professional, scientific, technical, medical and consumer markets worldwide. This has helped to provide perspective on public company governance issues;

(vii)	Dr. McKinnell served for five years as the chief executive officer of a public pharmaceutical company with worldwide operations, and prior to that position, served as president, chief operating officer, chief financial officer and executive vice president. As a result of these positions, Dr. McKinnell brings to the Board financial expertise, global management experience and leadership skills. In addition, because the pharmaceutical business, like the Company’s, operates in a highly regulated industry, Dr. McKinnell brings to the Board an appreciation of what a complex regulatory environment means for the Company’s operations. Dr. McKinnell has also served as a director of several public companies, contributing to his perspective on corporate governance matters;

(viii)	Ms. Seidman brings regulatory and financial expertise to the Board. She currently serves as a Public Governor of the Financial Industry Regulatory Authority (FINRA). She served as the Chairman of the Financial Accounting Standards Board and served as an executive at a major bank and as an auditor for a major accounting firm. As a result of these positions, Ms. Seidman brings to the Board significant knowledge of global accounting and financial reporting matters in addition to regulatory and senior management experience; and

(ix)	Mr. Van Saun has served for two years as the chief executive officer and chairman of a U.S. bank. He has extensive executive experience having formerly held several additional senior management positions at banks. As a result of holding these positions, Mr. Van Saun brings financial expertise, management experience and experience managing a business in a highly regulated industry both inside the U.S. and in Europe. He has also served as a director of several companies contributing to his appreciation of corporate governance matters.

The Board of Directors recommends a vote FOR the election as directors of each of the nominees listed below.

The principal occupation and certain other information (including age as of the date of this Proxy Statement) about the nominees are set forth below.

DIRECTOR NOMINEES

Basil L. Anderson

Director since April 2004

Basil L. Anderson, age 70, is Chairman of the Audit Committee and is a member of the Executive and Governance and Compensation Committees of the Board of Directors. Mr. Anderson served as Vice Chairman of Staples, Inc., an office products company, from September 2001 until his retirement in March 2006. Prior to joining Staples, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Campbell Soup Company from April 1996 to February 2001. Prior to joining Campbell Soup, Mr. Anderson was with Scott Paper Company where he served in a variety of capacities beginning in 1975, including Vice President and Chief

Financial Officer from December 1993 to December 1995. Mr. Anderson currently is a director of Staples, Inc. (1997-present), Becton Dickinson (2004-present) and Hasbro, Inc. (2002-present).

Jorge A. Bermudez

Director since April 2011

Jorge A. Bermudez, age 64, is a member of the Audit and Governance and Compensation Committees of the Board of Directors. He served as Chief Risk Officer of Citigroup, Inc., a global financial services company, from November 2007 to March 2008. Before serving as Chief Risk Officer, Mr. Bermudez was Chief Executive Officer of Citigroup’s Commercial Business Group in North America and Citibank Texas from 2005 to 2007. He served as Senior Advisor, Citigroup International from 2004 to 2006, as Chief Executive Officer of Citigroup Latin America from 2002 to 2004, Chief Executive Officer, eBusiness, Global Cash Management and Trade from 1998 to 2002 and Head of Citibank Corporate and Investment Bank, South America from 1996 to 1998. Mr. Bermudez joined Citigroup in 1975 and held leadership positions in other divisions, including equity investments, credit policy and corporate banking from 1984 to 1996. Mr. Bermudez currently is a director of the Electric Reliability Council of Texas (2010-present), the Federal Reserve Bank of Dallas (2012-present) and a member of the Texas A&M Foundation Board of Trustees (2014-present). He served as a director of Citibank N.A. from 2005 to 2008, the Federal Reserve Bank of Dallas, Houston Branch from 2009 to 2011, the Association of Former Students, Texas A&M University from 2006 to 2012, the American Institute of Architects for the entirety of 2015 and as Chairman of the Community Foundation of Brazos Valley from July 2013 to July 2014.

Darrell Duffie, Ph.D.

Director since October 2008

Darrell Duffie, Ph.D., age 61, is a member of the Audit, Governance and Compensation and Executive Committees of the Board of Directors. He is the Dean Witter Distinguished Professor of Finance at Stanford University Graduate School of Business and has been on the finance faculty at Stanford since receiving his Ph.D. from Stanford in 1984. He has authored books and research articles on topics in finance and related fields. Dr. Duffie is a member of the Board of The Pacific Institute of Mathematical Sciences and is a Fellow and member of the Council of the Econometric Society and a Fellow of the American Academy of Arts & Sciences. He is Chairman of the Market Participants Group on Reference Rate Reform. Dr. Duffie served as a trustee of iShares Trust and a director of iShares, Inc. from 2008 to 2011 and was President of the American Finance Association in 2009.

Kathryn M. Hill

Director since October 2011

Kathryn M. Hill, age 59, is a member of the Audit and Governance and Compensation Committees of the Board of Directors. Ms. Hill has over 30 years of experience in business management and leading engineering and operations organizations. Ms. Hill served in a number of positions at Cisco Systems, Inc. from 1997 to 2013, including, among others, Executive Advisor from 2011 to 2013, Senior Vice President, Development Strategy and Operations from 2009 to 2011, Senior Vice President, Access Networking and Services Group from 2008 to 2009 and Senior Vice President, Ethernet Systems and Wireless Technology Group from 2005 to 2008. Cisco designs, manufactures and sells Internet Protocol (IP)-based networking and other products related to the communications and information technology industry and provides services associated with these products. Prior to Cisco, Ms. Hill had a number of engineering roles at various technology companies. Ms. Hill is a member of the Board of Trustees for the Anita Borg Institute for Women and Technology. Ms. Hill currently serves as a director of NetApp, Inc. (2013-present) and Celanese Corporation (July 2015-present).

Ewald Kist

Director since July 2004

Ewald Kist, age 72, is a member of the Audit and Governance and Compensation Committees of the Board of Directors. Mr. Kist was Chairman of ING Groep N.V. (“ING Group”), a financial services company, from 2000 until his retirement in June 2004. Before serving as Chairman of ING Group, Mr. Kist was Vice Chairman from 1999 to 2000 and served as a member of the Executive Board from 1993 to 1999. Prior to the merger of Nationale Nederlanden and NMB Postbank Group to form ING Group in 1992, Mr. Kist served in a variety of capacities at Nationale Nederlanden beginning in 1969, including Chairman from 1991 to 1992, General Management—the Netherlands from 1989 to 1991 and President Nationale Nederlanden U.S. Corporation from 1986 to 1989. Mr. Kist currently is a director of Royal DSM N.V. (2004-present), and Royal Philips Electronics (2004-present). He served as a director of Dutch National Bank from 2004 until 2012.

Raymond W. McDaniel, Jr.

Director since April 2003

Raymond W. McDaniel, Jr., age 58, has served as the President and Chief Executive Officer of the Company since April 2012, and served as the Chairman and Chief Executive Officer from April 2005 until April 2012. He currently serves on the Executive Committee of the Board of Directors. Mr. McDaniel served as the Company’s President from October 2004 until April 2005 and the Company’s Chief Operating Officer from January 2004 until April 2005. He has served as Chief Executive Officer of Moody’s Investors Service, Inc., a subsidiary of the Company, since October 2007. He held the additional titles of President from November 2001 to August 2007 and December 2008 to November 2010 and Chairman from October 2007 until June 2015. Mr. McDaniel served as the Company’s Executive Vice President from April 2003 to January 2004, and as Senior Vice President, Global Ratings and Research from November 2000 until April 2003. He served as Senior Managing Director, Global Ratings and Research, of Moody’s Investors Service from November 2000 until November 2001 and as Managing Director, International from 1996 to November 2000. Mr. McDaniel currently is a Director of John Wiley & Sons, Inc. (2005-present) and a member of the Board of Trustees of Muhlenberg College (2015-present).

Henry A. McKinnell, Jr., Ph.D.

Director since October 1997

Henry A. McKinnell, Jr., age 73, is Chairman of the Board of Directors and Chairman of the Executive Committee and serves as a member of the Audit and Governance and Compensation Committees. Dr. McKinnell served as the Chief Executive Officer of Optimer Pharmaceuticals, Inc. from February 2013 until October 31, 2013. He served as Chairman of the Board of Pfizer Inc., a pharmaceutical company, from May 2001 until his retirement in December 2006 and Chief Executive Officer from January 2001 to July 2006. He served as President of Pfizer Inc. from May 1999 to May 2001, and as President of Pfizer Pharmaceuticals Group from January 1997 to April 2001. Dr. McKinnell served as Chief Operating Officer of Pfizer Inc. from May 1999 to December 2000 and as Executive Vice President from 1992 to 1999. Dr. McKinnell is also the Chairman of the Board of Accordia Global Health Foundation (member of the board from September 2003-present). He is Chairman Emeritus of the Connecticut Science Center and is a member of the Academic Alliance for AIDS Care and Prevention in Africa. Dr. McKinnell joined the Board of Emmaus Life Sciences, Inc. in May 2010 and served as Chairman from May 2011 until September 2015. He served as Chairman of Optimer Pharmaceuticals, Inc. until 2013 and director of Angiotech Pharmaceuticals, Inc. until 2011, Pfizer Inc. and ExxonMobil Corporation until 2007 and John Wiley & Sons until 2005.

Leslie F. Seidman

Director since December 2013

Leslie F. Seidman, age 53, is a member of the Audit and Governance and Compensation Committees of the Board of Directors. She is Executive Director of the Center for Excellence in Financial Reporting at Pace University’s Lubin School of Business and a Public Governor for the Financial Industry Regulatory Authority (FINRA). She served as the Chairman of the Financial Accounting Standards Board (FASB) from December 2010 to June 30, 2013. Ms. Seidman was first appointed to the FASB as a member in July 2003 and was reappointed to a second term in July 2006. She served as Acting Chairman from October 1, 2010 to December 2010. From 2000 to 2003, Ms. Seidman was the founder and managing member of Leslie F. Seidman Consulting, LLC, a financial reporting consulting firm that served global financial institutions, law firms and accounting firms. From 1994 to 1999, Ms. Seidman served on the FASB staff in various capacities including as Assistant Director of Research and Technical Activities. From 1987 to 1996, Ms. Seidman served as Vice President, Accounting Policy and in other roles at J.P. Morgan & Company, Inc. (now JPMorgan Chase & Co.) and from 1984 to 1987, Ms. Seidman served as an auditor for Arthur Young & Co. (now Ernst & Young, LLP). Ms. Seidman is a member the Financial Executives International and the Institute of Management Accountants.

Bruce Van Saun

Director since March 2016

Bruce Van Saun, age 58, is a member of the Audit and Governance and Compensation Committees of the Board of Directors. He has served as Chairman of the Board and Chief Executive Officer of Citizens Financial Group, Inc., a retail and commercial bank, since October 2013. From October 2009 through September 2013, Mr. Van Saun served as the RBS Group Finance Director and a member of the board of directors of The Royal Bank of Scotland Group plc (“RBS”), a global banking and financial services group and the former parent company of Citizens Financial Group, Inc. From 1997 to 2008, Mr. Van Saun held a number of senior positions with Bank of New York and later Bank of New York Mellon, including Vice Chairman and Chief Financial Officer. Earlier in his career, he held senior positions with Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co. In addition, Mr. Van Saun has served as a director on the franchise board of Lloyd’s of London since September 2012 with a term expiring on May 31, 2016. He has previously served on the boards of The Royal Bank of Scotland plc and National Westminster Bank, plc, each an RBS affiliate, from October 2009 to September 2013, Direct Line Insurance Group plc from April 2012 to October 2013 and WorldPay (Ship Midco Limited) from July 2011 to October 2013.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee evaluates the selection of the Company’s independent auditor each year, and has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2016. KPMG LLP audited the consolidated financial statements of the Company for the year ended December 31, 2015. In determining whether to reappoint KPMG as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including: KPMG’s performance on prior audits, and the quality and efficiency of the services provided by KPMG; an assessment of the firm’s professional qualifications, resources and expertise; KPMG’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with KPMG and of the firm’s relationship with the Audit Committee and Company management; KPMG’s independence; the appropriateness of KPMG’s fees; the length of time the firm has served in this role; the impact of changing auditors; and data on audit quality and performance, including recent PCAOB reports on KPMG LLP and peer firms. Considered together, these factors enable the Audit Committee to evaluate whether the selection of KPMG LLP as the Company’s independent auditor, and the retention of KPMG LLP to perform other services, will contribute to and enhance audit quality. Based on its evaluation, the Audit

Committee believes that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interest of our stockholders.

As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2016 to stockholders for ratification. If the appointment of KPMG LLP is not ratified by stockholders, the Audit Committee will re-evaluate its selection and will determine whether to maintain KPMG LLP as the Company’s independent registered public accounting firm or to appoint another independent registered public accounting firm. A representative of KPMG LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

The aggregate fees for professional services rendered for (i) the integrated audit of the Company’s annual financial statements for the years ended December 31, 2015 and 2014, (ii) the review of the financial statements included in the Company’s Reports on Forms 10-Q and 8-K, and (iii) statutory audits of subsidiaries, were approximately $3.0 and $3.1 million in 2015 and 2014, respectively. These fees included amounts accrued but not billed of $2.0 million and $2.2 million in the years ended December 31, 2015 and 2014, respectively.

Audit-Related Fees

The aggregate fees billed for audit-related services rendered to the Company were approximately $0.1 million in both of the years ended December 31, 2015 and 2014. Such services included employee benefit plan audits.

Tax Fees

The aggregate fees billed for professional services rendered for tax services rendered by the auditors for the years ended December 31, 2015 and 2014 were approximately $0 and $0, respectively.

All Other Fees

The aggregate fees billed for all other services rendered to the Company by KPMG LLP for the years ended December 31, 2015 and 2014 were approximately $0 and $0, respectively.

ITEM 3—ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

We are asking stockholders to vote on an advisory resolution approving the compensation of the Company’s executives who are named in the Summary Compensation Table which appears on page 48 (referred to as the “Named Executive Officers” or “NEOs”) in this Proxy Statement. As described in the Compensation Discussion and Analysis section of this Proxy Statement, the goal of the Governance and Compensation Committee (the “Committee”) in setting executive compensation is to provide a competitive total compensation package that assists in the retention of the Company’s executives and motivates them to perform at a superior level while encouraging behavior that is in the long-term best interests of the Company and its stockholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of Moody’s executives is performance-based, and ultimately dependent upon the Company’s achievement of specified goals that are both financial and operating (non-financial) in nature, and aligned with shareholder value creation.

Moody’s achieved revenue and earnings per share growth for the sixth consecutive year despite difficult market conditions. The Company’s full-year 2015 results reflected positive financial performance in Moody’s Investors Service (“MIS”), with revenue increasing 3% from the prior period, and growth in Moody’s Analytics (“MA”) with revenue up 8% from full-year 2014. These revenue results were achieved in spite of the unfavorable impact of foreign exchange rates. The Company confronted obstacles as worldwide economic and political conditions and changes in monetary and fiscal policies impacted the credit markets and MIS and other credit rating agencies continued to be the subject of heightened scrutiny and increased regulation.

The Company operates under governance standards that it believes best serve its stockholders, while also incorporating certain “best practices” in governance and executive compensation, including the following:

•

Long-Term Performance-Based Shares—For each of the past several years, the Company has granted three-year performance-based share awards with performance thresholds based on the Company’s cumulative profitability (measured in EBITDA), Moody’s Investors Service’s ratings accuracy performance, and Moody’s Analytics’ cumulative sales over the relevant three-year period. Dividends do not accrue on unvested shares;

•	Balanced Mix of Performance-Based Equity Awards—NEOs are granted a balanced mix of long-term equity awards split 40% in the form of stock options and 60% in performance-based share awards;

•

Clawback Policy—Annual cash incentive payments and performance-based share awards are subject to the Company’s clawback policy under which amounts can be recouped in the case of a financial restatement, fraud or other misconduct;

•

Limited Executive Employment Agreements—The Company does not maintain employment agreements with its executives, including the NEOs, except for Mr. Madelain’s statutorily required agreement under United Kingdom law;

•

Limited Executive Perquisites—The Company does not provide perquisites or other personal benefits with an aggregate annual value of more than $10,000 to its NEOs, other than Mr. Madelain, who received a modest car allowance (as is the practice in the United Kingdom for corporate officers);

•	No Automatic Cash-Based Payments Upon a Change in Control—The Company does not provide “single-trigger” cash payments that are prompted solely by a change in control;

•

No New Single-Trigger Equity Awards—The Company has not provided “single-trigger” cash payments that are prompted solely by a change-in-control. In addition, commencing in 2013, equity awards granted to the Company’s executive officers do not provide for accelerated vesting or settlement solely upon a change-in-control when the surviving company assumes the equity awards;

•	No Tax Gross-Ups on Perquisites and Change-in-Control Payments—The Company does not provide any tax gross-ups on perquisites to executive officers or change-in-control payments to executive officers;

•

Stock Ownership Guidelines—The Company has robust stock ownership guidelines for its executives (including the NEOs) and non-management directors, as well as a requirement that executives and non-management directors who are subject to the Company’s guidelines must retain a significant percentage (75%) of the net shares received through equity awards until satisfying their ownership goals; and

•

Anti-Hedging and Anti-Pledging Policy—The Company prohibits executive officers and directors from (i) making “short sales” of Moody’s securities; (ii) engaging in speculative transactions or entering into any transaction (including purchasing forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or are otherwise based on the price of Moody’s securities; (iii) holding Moody’s securities in margin accounts; and (iv) pledging Moody’s securities as collateral for a loan.

We urge stockholders to read the CD&A beginning on page 27 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, beginning on page 48, which provide detailed information on the compensation of our Named Executive Officers. The Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Board is asking stockholders to vote at the 2016 Annual Meeting of Stockholders on the following advisory resolution approving executive compensation:

RESOLVED, that the stockholders of Moody’s Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

After consideration of the vote of stockholders at the Company’s 2011 annual meeting of stockholders and other factors, the Board determined to hold a vote on an advisory resolution approving executive compensation annually, although it may determine to vary the practice based on factors such as discussions with stockholders. Accordingly, unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next vote on an advisory resolution approving executive compensation will be held at the Company’s 2017 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number of shares of Common Stock beneficially owned as of the dates indicated below by (i) each director and nominee for director of the Company, (ii) each named executive officer listed in the Summary Compensation Table below (the “Named Executive Officers” or “NEOs”), (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (the “Company’s 5% Owners”). Stock ownership information is based on (a) the number of shares of Common Stock beneficially owned by directors and executive officers as of December 31, 2015 (based on information supplied to the Company by them), calculated in accordance with SEC rules, and (b) the number of shares of Common Stock held by the Company’s 5% Owners, based on information filed with the SEC by the Company’s 5% Owners. Unless otherwise indicated and except for the interests of individuals’ spouses, the stockholders listed below have sole voting and investment power with respect to the shares indicated as owned by them. Percentages are based upon the number of shares of Common Stock outstanding on December 31, 2015, and, where applicable, the number of shares of Common Stock that the indicated beneficial owner had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning “Stock Units,” the value of which is measured by the price of the Common Stock. Stock Units do not confer voting rights and are not considered “beneficially owned” shares under SEC rules.

Name	Aggregate Amount of Shares Beneficially Owned(1)		Stock Units(2)	Percentage of Shares Outstanding(3)
Mark E. Almeida	391,217			*
Basil L. Anderson	36,342		11,683	*
Jorge A. Bermudez	12,594			*
Darrell Duffie	21,100			*
John J. Goggins	252,577			*
Kathryn M. Hill	10,531			*
Linda S. Huber	355,123			*
Ewald Kist	27,683			*
Michel Madelain	252,838			*
Raymond W. McDaniel, Jr.	977,871	(5)		*
Henry A. McKinnell, Jr.	117,820		1,778	*
Leslie F. Seidman	3,469			*
Bruce Van Saun	—	(6)		*
John K. Wulff	36,342		1,094	*
All current directors and executive officers as a group (19) persons)	2,895,601		14,555	1.48%
Berkshire Hathaway, Inc.	24,669,778	(7)(8)		12.58%
Warren E. Buffett, National Indemnity Company, GEICO Corporation, Government Employees Insurance Company, 3555 Farnam Street, Omaha, Nebraska 68131
The Vanguard Group	14,325,948	(9)		7.31%
100 Vanguard Blvd., Malvern, Pennsylvania 19355
BlackRock Inc.	12,136,406	(10)		6.19%
55 East 52nd Street, New York, New York 10022

*	Represents less than 1% of the outstanding Common Stock.
(1)

Includes the maximum number of shares of Common Stock that may be acquired within 60 days of December 31, 2015, upon the exercise of vested stock options as follows: Mr. Almeida—258,030; Mr. Goggins—206,738; Ms. Huber—305,176; Mr. Madelain—184,021; Mr. McDaniel—754,705; and all current directors and executive officers as a group—1,960,827. Also includes the following shares of restricted stock over which non-management directors had voting (but not dispositive) power as of

December 31, 2015: Mr. Anderson—1,581; Mr. Bermudez—1,581; Dr. Duffie—1,581; Ms. Hill—1,581; Mr. Kist—1,581; Dr. McKinnell—2,092; Ms. Seidman—1,581; and Mr. Wulff—1,581; and all current directors and executive officers as a group—46,126. Please note that shares which vest on March 1, 2016 have been included in these figures.

(2)	Consists of stock units (payable to non-management directors after retirement), the value of which is measured by the price of the Common Stock, received under various non-management director compensation arrangements of the Company and its predecessor. These units do not confer voting rights and are not considered “beneficially owned” shares of Common Stock under SEC rules. Additional stock units accrue over time to reflect the deemed reinvestment of dividends.

(3)	Percentages are based upon the number of shares outstanding as of December 31, 2015 and, where applicable, the number of shares of Common Stock that the individual beneficial owner had a right to acquire within 60 days of such date.

(4)	This amount includes 500 shares held in a charitable account by Mr. Almeida.

(5)	This amount includes 2,000 shares of Common Stock owned by Mr. McDaniel’s spouse.

(6)	Joined the Board of Directors in March 2016.

(7)	As set forth in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 by Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, GEICO Corporation and Government Employees Insurance Company, (a) each of Mr. Buffett, Berkshire Hathaway Inc. and National Indemnity Company had shared voting power and shared dispositive power with respect to 24,669,778 shares reported in such Amendment No. 3 to the Schedule 13G and (b) each of GEICO Corporation and Government Employees Insurance Company had shared voting power and shared dispositive power with respect to 11,973,928 of such 24,669,778 shares. Based on the number of Company shares outstanding as of February 17, 2016, the record date, the percentage of Company shares beneficially owned is 12.66%.

(8)	This address is listed in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 as the address of each of Mr. Buffett and Berkshire Hathaway Inc. The address of National Indemnity Company is listed as 3024 Harney Street, Omaha, Nebraska 68131; and the address of GEICO Corporation and Government Employees Insurance Company is listed as 1 GEICO Plaza, Washington, D.C. 20076.

(9)	As set forth in Amendment No. 3 to the Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group. The Vanguard Group had sole voting power with respect to 322,100 shares, shared voting power with respect to 18,000 shares, sole dispositive power with respect to 13,979,155 shares and shared dispositive power with respect to 346,793 of their 14,325,948 shares as of December 31, 2015.

(10)	As set forth in Amendment No. 2 to the Schedule 13G filed with the SEC on February 10, 2016 by BlackRock Inc. BlackRock Inc. had sole voting power of 10,232,375 shares and sole dispositive power with respect to 12,136,406 of their 12,136,406 shares as of December 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of, and transactions in, the Common Stock and other equity securities of the Company. As a practical matter, the Company assists its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely on the Company’s review of copies of such reports furnished to the Company and written representations that no other reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% stockholders that filed any reports for the year ended December 31, 2015 reported all transactions on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

Moody’s executive compensation programs are designed to foster and maintain a strong, capable, experienced and motivated executive team with the ability to manage the business during challenging times and to change as market practices warrant by aligning compensation with business performance and shareholders. This discussion and analysis provides a guide to Moody’s executive compensation programs and explains the decisions of the Governance and Compensation Committee (the “Committee”) regarding compensation reported for 2015 for Raymond W. McDaniel, Jr., the Chief Executive Officer (referred to as the “CEO”), and the other executive officers named in the Summary Compensation Table on page 48 (together with the CEO, referred to as the “Named Executive Officers” or “NEOs”).

EXECUTIVE SUMMARY

Strong Business Results Considered

Moody’s achieved revenue and earnings per share growth for the sixth consecutive year despite difficult market conditions. The Company’s full-year 2015 results reflected positive financial performance in Moody’s Investors Service (“MIS”), with revenue increasing 3% from the prior period, and growth in Moody’s Analytics (“MA”) with revenue up 8% from full-year 2014. These revenue results were achieved in spite of the unfavorable impact of foreign exchange rates. The Company confronted obstacles as worldwide economic and political conditions and changes in monetary and fiscal policies impacted the credit markets and MIS and other credit rating agencies continued to be the subject of heightened scrutiny and increased regulation.

The highlights of the Company’s 2015 performance include:

•	2015 revenue of $3.5 billion up 5% from 2014; up 9% on a constant currency basis.

•	2015 operating income of $1.5 billion increased 2% from $1.4 billion for 2014.

•	2015 GAAP earnings per share of $4.63 versus $4.61 in 2014; 2015 non-GAAP earnings per share of $4.60 up 9% from 2014.

•	achieved approximately 100% of the Company’s three-year profitability performance target.

These operating and financial performance achievements formed the basis for the Committee’s award determinations.

•

For the NEOs (all of whom were NEOs in 2014 as well), cash incentive awards ranged from approximately 87.4% of target to 133.2% of target. This level of payout reflects Moody’s strong business performance and results outlined above.

•

The grant date fair value of the long-term equity incentive award granted to the CEO in February 2015 was approximately 22% higher than the 2014 grant date award value. The grants awarded to the NEO group (excluding the CEO) in February 2015 increased on average by approximately 12% from the value of the February 2014 awards. This increase reflected the Company’s 2014 performance, and to bring long-term incentive levels and total compensation closer to market.

•

The performance share cycle ended December 31, 2015 resulted in a payout of 93.4% of target for MIS, 97.5% of target for MA and 96.2% of target for Moody’s Shared Services (“MSS”) of performance shares granted for the 2013-2015 performance cycle.

GOVERNANCE HIGHLIGHTS

The Company operates under governance standards that it believes best serve its stockholders, while also incorporating certain “best practices” in governance and executive compensation, including the following:

What We Do	What We Don’t Do

✓ Long-Term Performance-Based Shares—For each of the past several years, the Company has granted three-year performance-based share awards with performance thresholds based on the Company’s cumulative profitability measured in EBITDA (including future acquisitions, if any), Moody’s Investors Service’s ratings accuracy performance, and Moody’s Analytics’ cumulative sales over the relevant three-year period. Dividends do not accrue on unvested shares;

✓ Balanced Mix of Performance-Based Equity Awards—NEOs are granted a balanced mix of long-term equity awards split 40% in the form of stock options and 60% in performance-based share awards;

✓ Clawback Policy—Annual cash incentive payments and performance-based share awards are subject to the Company’s clawback policy under which amounts can be recouped in the case of a financial restatement, fraud or other misconduct;

✓ Stock Ownership Guidelines—The Company has robust stock ownership guidelines for its executives (including the NEOs) and non-management directors, as well as a requirement that executives and non-management directors who are subject to the Company’s guidelines must retain a significant percentage (75%) of the net shares received through equity awards until satisfying their ownership goals; and

✓ Anti-Hedging and Anti-Pledging Policy—The Company prohibits executive officers and directors from (i) making “short sales” of Moody’s securities; (ii) engaging in speculative transactions or entering into any transaction (including purchasing forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or are otherwise based on the price of Moody’s securities; (iii) holding Moody’s securities in margin accounts; and (iv) pledging Moody’s securities as collateral for a loan.

× Limited Executive Employment Agreements—The Company does not maintain employment agreements with its executives, including the NEOs, except for Mr. Madelain’s statutorily required agreement under United Kingdom law;

× No Automatic Cash-Based Payments Upon a Change in Control—The Company does not provide “single-trigger” cash payments that are prompted solely by a change in control;

× No New Single-Trigger Equity Awards—The Company has not provided “single-trigger” cash payments that are prompted solely by a change-in-control. In addition, commencing in 2013, equity awards granted to the Company’s executive officers do not provide for accelerated vesting or settlement solely upon a change-in-control when the surviving company assumes the equity awards;

× Limited Executive Perquisites—The Company does not provide perquisites or other personal benefits with an aggregate annual value of more than $10,000 to its NEOs, other than Mr. Madelain, who received a modest car allowance (as is the practice in the United Kingdom for corporate officers); and

× No Tax Gross-Ups on Perquisites and Change-in-Control Payments—The Company does not provide any tax gross-ups on perquisites to executive officers or change-in-control payments to executive officers.

PHILOSOPHY OF THE EXECUTIVE COMPENSATION PROGRAM

Moody’s executive compensation program is designed to:

•	Link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operating objectives and to the individual’s performance.

•	Align executives’ rewards with changes in the value of stockholders’ investments.

•	We implement this linkage and alignment by:

•

awarding the NEOs annual cash incentive compensation that is based on the Company’s performance against financial objectives specified at the beginning of the performance year and an evaluation of individual, qualitative and largely operational (non-financial) accomplishments and performance during that year;

•

using Company performance (which for 2015 was based on the Company’s operating income, business unit operating income and EPS) to determine the overall funding of the annual cash incentive compensation pool that will be distributed to the NEOs;

•

establishing the targeted long-term equity award mix for the CEO and all NEOs at 40% options and 60% performance shares, in order to tie realizable compensation directly to pre-established performance goals and future increases in shareholder value;

•

providing long-term equity-based incentives in the form of performance shares that will be earned following the completion of a three-year performance period only if certain performance goals are achieved or exceeded and stock options that will deliver value to the executives only if shareholder value increases from the date the awards are granted; and

•

basing thresholds for 2015-2017 performance shares on the Company’s EBITDA (including future acquisitions, if any), MIS’s ratings accuracy performance and MA’s sales over the three-year period (including sales from entities acquired in future acquisitions, if any). The weights of these metrics vary depending on each NEO’s role and responsibilities.

•

Provide a competitive total compensation package that will motivate the Company’s executives to perform at a superior level and will assist in incentivizing and retaining the executives. When designing the total compensation package, we compare data to that of a group of select peer companies and the broader financial services industry, as discussed further in the “Peer and Market Review” section beginning on page 40. Additionally, when making NEO compensation decisions, we consider each NEO’s skills, experience, tenure and performance during the prior year.

ELEMENTS OF MOODY’S COMPENSATION PROGRAM

The following table lists the elements of Moody’s 2015 executive compensation program and the primary purpose of each:

Element	Form	Objectives and Basis
Base Salary	Cash

•      Base salary is intended to provide a level of pay that is appropriate given professional status, job content, market value, accomplishments and internal equity.

•      Moody’s generally targets base salaries for each NEO at the median of salaries of executives in similar positions within the peer group and/or the broader financial services market, but has discretion to pay above or below the targeted amount based on factors such as experience, performance and retention. Moody’s believes it is important to exercise discretion and judgment in determining base salary levels in order to attract and retain superior talent and to reward officers with a greater scope of responsibilities or deeper experience than their peers within the peer group and/or the broader financial services market.

Element	Form	Objectives and Basis

Annual Cash Incentives	Cash

•      Annual cash incentives are intended to reward performance and assist in motivation and retention of management.

•      Individual target amounts are set at the approximate median based upon a competitive review against the peer group and/or the broader financial services market, as well as internal pay equity.

•      Award payouts are finalized at the Committee’s February meeting following the performance year in question to reflect both the Company’s financial performance and the outcome of a review of each NEO’s performance against his or her annual objectives; actual payouts are typically made at the beginning of March following the performance year in question.

•      Awards customarily are made under the 2004 Moody’s Corporation Covered Employee Cash Incentive Plan, as amended (the “2004 Plan”) (which stockholders re-approved at the 2015 Annual Meeting), although the Committee retains the right to pay discretionary cash incentives outside of the 2004 Plan when circumstances warrant.

Long-Term Incentive Compensation	Performance Shares and Stock Options

•      To help balance the need to motivate the NEOs to drive long-term stockholder value, manage the number of shares used to deliver equity awards, and allow the Company to measure and reward a broader set of long-term goals, the Committee delivers equity incentive compensation in part through stock options and in part through performance-based shares, in each case as measured by grant date value.

•      The aggregate grant date value of long-term equity incentive compensation awards generally is targeted at the approximate median of executives in the peer group and/or the broader financial services market, although the Committee retains discretion to adjust awards based on the Company’s performance, the NEO’s role in that performance, the need for retention of that NEO, and Company affordability.

•      Stock options have a strike price of no less than 100% of the average of the high and the low market price of our common stock on the date of grant and vest based on continued service over four years in annual 25% increments, which means that executives: (i) will realize value from their awards only if the market price of the Company’s stock appreciates above the options’ exercise price after the options have vested, and (ii) will be motivated to remain with the Company due to the multi-year vesting schedule. Stock options expire ten years after grant date.

Element	Form	Objectives and Basis

•      Performance shares will be earned following the completion of a three-year performance period only if pre-established performance goals are met or exceeded. For the 2015-2017 performance period, these performance thresholds are based on the Company’s aggregate EBITDA (including future acquisitions, if any), MIS’s ratings accuracy performance, and MA’s aggregate sales over the three-year period (including sales from entities acquired in future acquisitions, if any). The weights of these metrics vary depending on each NEO’s role and responsibilities.

•      In 2015, equity award grants were made three business days after the release of the Company’s year-end earnings.

•      The number of performance shares treated as vested and the corresponding number of shares actually issued to an employee as payout at the end of the three year performance period may be less than the number determined by the performance goal formula at the discretion of the Committee.

Perquisites	Limited

•      Moody’s does not provide any NEO perquisites or other personal benefits with an incremental cost greater than $10,000, other than a modest car allowance provided to Mr. Madelain (as is the practice in the UK for corporate officers).

Retirement Benefits	Broad-based and non-tax qualified plans

•      Defined Contribution Plans. Moody’s offers its U.S. employees, including the NEOs, the opportunity to participate in a tax-qualified defined contribution plan, the Profit Participation Plan, and offers highly compensated senior management, including the NEOs who reside in the U.S., a voluntary deferred compensation plan (the “Moody’s Corporation Deferred Compensation Plan,” or “DCP”).

•      The primary purpose of the DCP is to allow certain employees to make pre-tax deferrals into a nonqualified plan and to receive the maximum company match on compensation without regard to IRS limits that apply to the Profit Participation Plan. The Company match only applies to deferrals in excess of the IRS limit on compensation that can be taken into account under a tax-qualified defined contribution plan. In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.

•      Additional information regarding the DCP is found on page 57.

•      Mr. Madelain participates in Moody’s UK Group Personal Pension Plan, which is a defined contribution plan, described on page 56.

Element	Form	Objectives and Basis

•      Defined Benefit Plans. All of the NEOs based in the U.S. participate in the tax-qualified Moody’s Corporation Retirement Account (the “Retirement Account”) and the non-qualified Pension Benefit Equalization Plan (“PBEP”) which restores benefits that cannot be delivered through the Retirement Account due to IRS qualified plan limits. Three of the NEOs based in the U.S. participate in the Supplemental Executive Benefit Plan (“SEBP”). SEBP participants can accrue a combined benefit under all three pension plans of up to 60% of final average compensation. All three of these pension plans have been closed to new participants since 2008.

•      More details regarding the Retirement Account, the PBEP and the SEBP are provided in the narrative following the Pension Benefits Table for 2015 on page 54.

Weighting of Elements—Fixed versus “At Risk” Compensation

For 2015, the Company reviewed data from its peer group and the broader financial services market, as discussed in further detail in the “Peer and Market Review” section beginning on page 40. The Committee, based on the recommendations of the CEO (excluding with respect to his own pay) and the Committee’s independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”), has determined that the large majority of an NEO’s total direct compensation package (which includes salary, performance share awards, option awards and non-equity incentive plan compensation) should be “at risk,” meaning the amounts that may ultimately be realized by an executive can vary based on performance. The “at risk” elements of an NEO’s direct compensation are delivered in the form of annual cash incentives and long-term equity awards consisting of stock options and performance shares. The Committee concluded that approximately 15% to 30% of the NEO group’s target total direct compensation should be fixed and approximately 70% to 85% should be in the form of “at risk” compensation for 2015. The Company did not have a target weight for each element of compensation in 2015.

	Total Target Direct Compensation(1)
Name	% that is Base Salary	% that is Target Annual Incentive	% that is Target Equity	% that is At Risk(2)
Raymond W. McDaniel	13%	20%	67%	87%
Linda S. Huber	22%	25%	53%	78%
Michel Madelain	21%	26%	53%	79%
Mark E. Almeida	23%	27%	50%	77%
John J. Goggins	27%	23%	50%	73%

(1)	Total Target Direct Compensation is the sum of the base salary, target annual cash incentive and grant date fair value of equity awards.

(2)	Includes annual incentive target award amount and target equity grant.

2015 COMPENSATION DECISIONS

Base Salary

The base salaries paid to the NEOs during 2015, below, also are reported in the Summary Compensation Table on page 48.

	Base Salary
Name	2014 Base Salary	2015 Base Salary	Percentage Change
Raymond W. McDaniel	$1,000,000	$1,000,000	0%
Linda S. Huber	591,000	609,000	3.05%
Michel Madelain(1)	488,093	502,839	3.02%
Mark E. Almeida	507,000	522,000	2.96%
John J. Goggins	487,000	502,000	3.08%

(1)	Mr. Madelain’s compensation figures are shown in the table in U.S. dollars. However, certain elements of his compensation were paid in British pounds sterling. An exchange rate of 1.4746 from The Federal Reserve Bank as of December 31, 2015 was used to calculate the U.S. dollar amount. For the purpose of comparing 2014 Base Salary to 2015 Base Salary, the same exchange rate as of December 31, 2015 has been used.

Annual Cash Incentives

Each NEO has an annual cash incentive target that can be earned based upon performance against both financial and individual operational objectives. Cash incentives for 2015 were paid out at 87.4% to 133.2% of target based upon financial and individual performance and the results of an Institutional Investor Satisfaction survey.

Process for Determining Annual Cash Incentives

•

Funding of Cash Incentive Pool. The cash incentive pool is funded based on the Company’s financial performance against its goals. For 2015, goals were set equal to budget. The target performance goals that the Committee sets are intended to motivate performance by being aspirational and challenging, but achievable. When the Committee set the NEOs’ targets, the members believed that exceeding the targets would require extraordinary efforts individually and collectively by the NEOs. Therefore, in order to receive the maximum cash incentive payments, management would have to exceed targets by approximately 20%, reflecting extraordinary performance. For 2015, funding of the cash incentive pool was based on a combination of Company operating income, Moody’s Analytics operating income, Moody’s Investors Service operating income and EPS goals relative to target; the weighting of each measure differed depending on the individual’s area of responsibility. Company operating income, MIS and MA operating income, and Company EPS goals serve as the basis for targets in order for cash incentive payouts to reflect achievement against expectations for profitability. For compensation funding determinations, the Company’s EPS was adjusted for foreign exchange rates, acquisition-related costs and legacy tax items (“EPS”). The NEO cash incentive pool for 2015 was funded at 96.3% due to the fact that Company EPS and MA operating income exceeded targets whereas the operating income of the Company, MIS and Copal Amba missed targets by 2.3%, 3.5% and 22.7%, respectively. The performance goals and results are described below under “Company Performance.”

•

Adjustment to Cash Incentive Pool. After the cash incentive pool is funded, the Committee can make adjustments to the formulaic payout percentage based on the results of a fixed-income Institutional Investor Satisfaction Survey conducted on behalf of the Company by an independent third party. The results of that survey are described below under “Institutional Investor Satisfaction.” For 2015, the NEO cash incentive formulaic payout percentage was adjusted upward by 10% of aggregate bonus targets based on improved Institutional Investor Satisfaction Survey results. This resulted in the NEO cash incentive pool being funded at 106.3%.

•

Allocation of Cash Incentive Pool. The amount of cash incentive funding awarded to each individual NEO is determined based upon an assessment of that individual’s performance against qualitative, largely operational objectives established for the year. These are described below under “Individual Performance.”

•

Peer Group Comparison—Maximum and Minimum Funding. For the 2015 plan year, maximum incentive funding opportunity was 200% of target. Performance below an established threshold would result in no funding.

•	The Committee continues to be rigorous in its oversight of incentive metrics, goals and the relationship between performance and pay.

•

With assistance from the Committee’s compensation consultant, Meridian, the Committee conducted a review in 2015 of the performance intervals and payout curves that the Company utilizes for its cash incentive plan.

•

This review confirmed that the relationship between Company performance and cash incentive payouts is more demanding than typical market practice. For the upside incentive opportunity above target, the Company’s payout at maximum performance levels (which in relation to target opportunity is directly in line with market practice) generally requires higher performance improvement than its peers and the general industry require.

•

For the downside opportunity below target at the Company, the relationship between target performance and performance at threshold is generally aligned with peers and general industry practices; however, minimum payout at threshold performance relative to target bonus is generally lower than typical minimum payouts.

2015 Annual Cash Incentive Program Performance Results

•

Company Performance. Company performance for corporate-level executives (Messrs. McDaniel and Goggins) was measured 50% based on Company operating income results and 50% based on EPS results, reflecting those executives’ roles in both the overall financial and operating results of the Company. Performance for executives primarily responsible for Moody’s two business units (Messrs. Madelain and Almeida) was measured 25% based on Company operating income results, 25% based on EPS results and 50% based on MIS or MA operating income, respectively, in order to further enhance the connection between their direct business unit responsibilities and their annual incentive compensation. Performance for Ms. Huber was measured 40% based on Company operating income results, 40% based on EPS results (reflecting her role in both the overall financial and operating results of the Company), and 20% based on Copal Amba’s operating income, due to her responsibility in leading Copal Amba and the desire to connect her direct business unit responsibilities with her annual incentive compensation.

	Performance Metric
Name	MCO Operating Income	MA Operating Income	MIS Operating Income	Copal Amba Operating Income	EPS
Raymond W. McDaniel	50%	—	—	—	50%
Linda S. Huber	40%	—	—	20%	40%
Michel Madelain	25%	—	50%	—	25%
Mark E. Almeida	25%	50%	—	—	25%
John J. Goggins	50%	—	—	—	50%

•

For 2015, performance in-line with the Company’s budget for operating income and EPS would result in 100% funding of the target cash incentive pool. For the 2015 plan year, maximum incentive funding opportunity was 200% of target. Performance below an established threshold would result in no funding.

•

For the purposes of determining incentive compensation funding, certain adjustments are made to the Company’s reported results. Such adjustments that impacted 2015 funding were foreign exchange rates, acquisition-related costs, legacy tax items and the CEO discretionary bonus pool.

•

Moody’s operating income and EPS goals for 2015 were $1,519.6 million and $4.60 (growth of 5.6% and 9.3%), respectively. For the purposes of determining incentive compensation funding, operating income and EPS were $1.486.3 million and $4.64, respectively (reflecting growth of 3.3% and 10.2%, respectively).

•

The MIS, MA and Copal Amba operating income goals were $1,296.7 million, $191.4 million and $31.5 million, respectively. For the purposes of determining incentive compensation funding, operating income results were $1,253.3 million for MIS, $209.0 million for MA and $24.0 million for Copal Amba.

Annual Incentive Pool Funding Metrics

	Threshold Funding	Target Funding	Maximum Funding	Plan Performance
MCO Operating Income	$1,303.7 million	$1,519.6 million	$1,807.4 million	$1,486.3 million
MIS Operating Income	$1,112.5 million	$1,296.7 million	$1,542.2 million	$1,253.3 million
MA Operating Income	$164.7 million	$191.4 million	$227.1 million	$209.0 million
Copal Amba Operating Income	$26.6 million	$31.5 million	$38.0 million	$24.0 million
EPS	$3.97	$4.60	$5.44	$4.64

•

Institutional Investor Satisfaction. In 2009, the Committee added a Fixed Income Institutional Investor Satisfaction Survey (performed by an independent third party) modifier to the NEOs’ annual cash incentive program in order to take into account input from users of the Company’s products in setting compensation. The annual survey is comprised of approximately 100 questions in total, five of which were used for compensation analysis. Respondents were asked for their perceptions of Moody’s and Moody’s competitors in the market where the respondent is based. The questions used as a basis for the compensation modifier were as follows: (1) Overall, how has Moody’s met your business needs and expectations over the past 12 months? (2) Does Moody’s provide predictive ratings? (3) Is Moody’s an authoritative source on issues or events affecting the market? (4) Does Moody’s clearly and consistently communicate information about its rating decisions, methodology and models? and (5) Does Moody’s provide high quality and insightful research? This survey modifier adjusts the total funding of the annual cash incentive program by up to 10% based on achievements versus the Company’s customer value goals.

•

The Company’s institutional investor goals for 2015 were consistent with 2014. The two primary goals were management’s ability to (i) continue to enhance positive investor impressions of Moody’s products and services and (ii) reduce less favorable impressions of the Company in the marketplace. The survey results do not produce a direct numerical adjustment by the Committee. Rather, the Committee completes a subjective analysis of (i) the degree to which positive impressions increased and negative impressions decreased versus the previous year; and (ii) the degree to which the impressions of Moody’s were meaningfully different relative to the impressions of Moody’s competitors included in the survey. For 2015, the Committee adjusted the cash incentive pool upward by 10%, reflecting overall survey results that improved versus the Company’s prior year performance.

•

Individual Performance. The Committee retains the discretion to set individual award payouts under the 2004 Plan based upon its subjective evaluation of the NEO’s satisfaction of his or her performance against operational objectives. For that reason, and after considering the recommendation of the CEO (except with respect to his award), the Committee may adjust the recommended award amount. This adjustment could result in actual 2004 Plan awards deviating from the performance achievement award level. In addition to corporate financial performance, the individual performance goals evaluated when determining each NEO’s actual annual incentive award payouts are described below.

•

Mr. McDaniel: The Committee determined, based on Mr. McDaniel’s (i) contributions to the Company’s EPS and operating income performance, (ii) managing regulatory processes and initiatives, so that MIS can continue to operate independently and successfully, (iii) coordinating management of and communication of litigation risk with market participants and employees, (iv) supporting growth and diversification of the Company’s business by advancing MA’s strategic thinking and the integration of newly acquired entities, (v) continuing improvement of investor satisfaction results and (vi) improving overall operating effectiveness by enhancing workforce quality and productivity, to pay Mr. McDaniel 106.7% of his target annual cash incentive.

•

Ms. Huber: The Committee determined, based on Ms. Huber’s (i) contributions to the Company’s financial performance, including the Company’s EPS performance that for the purposes of determining incentive compensation funding exceeded EPS growth targets by 1.0%, but also included missing Company operating income and Copal Amba operating income targets by 2.3% and 22.7%, respectively, (ii) coordination of outreach relating to Moody’s ratings and financial performance and co-management of communication initiatives, (iii) successful completion of a public debt offering of €500 million aggregate principal amount of 1.75% senior unsecured notes due 2027 and of $300 million aggregate principal amount of 5.250% senior unsecured notes due 2044, (iv) execution of a successful share repurchase program and management of budget and the Company’s capital position while maintaining financial flexibility, (v) contributions to product and business development, (vi) focus to improve operational efficiency and workforce effectiveness, and (vii) risk management with respect to IT assets, data protection and information security programs as well as enhancement of IT governance frameworks, to pay Ms. Huber 87.4% of her target annual cash incentive.

•

Mr. Almeida: The Committee determined, based on Mr. Almeida’s (i) contributions to MA’s operating income and Company EPS performance that for the purposes of determining incentive compensation exceeded MA’s operating income and Company EPS growth targets by 9.9% and 1.0%, respectively, but also included missing Company operating income target by 2.3%, (ii) continued work on enhancing MA’s product portfolio, meeting customer demand for analytic and insight tools, business development and positioning MA for growth, (iii) integration of WebEquity, (iv) focus on ensuring compliance with corporate policies and compliant internal audit results, (v) enhancement of product quality and service, (vi) contributions to the promotional campaign for MA with Company stockholders, in an effort to educate the investor population about the work and strengths of MA, (vii) focus on cybersecurity, and (viii) continued development of the MA organizational culture and attention to achieving collaboration across MA and among individual business units, emphasizing values customer focus, innovation, commercial effectiveness and operational effectiveness, and the development of employees, to pay Mr. Almeida 133.2% of his target annual cash incentive.

•

Mr. Madelain: The Committee determined that, based on Mr. Madelain’s (i) contributions to the Company’s EPS performance that for purposes of determining incentive compensation funding exceeded EPS growth targets by 1.0% but also included missing MIS operating income and Company operating income targets by 3.5% and 2.3%, respectively, (ii) continued work to maintain and enhance ratings quality, (iii) implementation of initiatives relating to operating effectiveness, (iv) focus on workforce effectiveness, (v) supervision of the effective implementation of the global regulatory frameworks, (vi) focus on business development and growth initiatives, and (vii) fostering of risk awareness regarding cyber risk, to pay Mr. Madelain 99.6% of his target annual cash incentive.

•

Mr. Goggins: The Committee determined that, based on Mr. Goggins’ (i) management of the Company’s legal risk and all material litigation matters and governmental investigations, (ii) mitigation of contingent liabilities for products and services, (iii) coordination with market participants about regulatory affairs and engagement with regulators and legislators globally, (iv) management of all key components of the Company’s compliance function and preparation for examinations by regulatory bodies, and (v) support of MIS and MA business initiatives, to pay Mr. Goggins 106.7% of his target annual cash incentive.

2015 Annual Cash Incentive Program Payouts

This year’s Company financial performance resulted in funding for the NEOs under the 2004 Plan, with the resulting annual cash incentive awards as shown in the table below:

Name	2015 Target Cash Incentive Under 2004 Plan	2015 Maximum Cash Incentive Under 2004 Plan	2015 Actual Cash Incentive Paid Under 2004 Plan
Raymond W. McDaniel	$1,500,000	$3,000,000	$1,600,500
Linda S. Huber	708,000	1,416,000	618,500
Michel Madelain(1)	601,637	1,203,274	598,983
Mark E. Almeida	624,000	1,248,000	830,900
John J. Goggins	414,000	828,000	441,700

(1)	Mr. Madelain’s compensation figures are shown in the table in U.S. dollars. However, certain elements of his compensation were paid in British pounds sterling. An exchange rate of 1.4746 from The Federal Reserve Bank as of December 31, 2015 was used to calculate the U.S. dollar amount.

Long-Term Equity Incentive Compensation

2015 Long-Term Equity Incentive Mix

For 2015, equity grants were made in February based upon the Committee’s evaluation of 2014 performance and the level of each NEO’s Target Total Direct Compensation in comparison to the peer group and the broader financial services industry. In 2015, the aggregate long-term equity compensation awards granted for the NEO group in February were between the 25th and 50th percentile of executives in the peer group. Since 2010, long-term equity grants have been awarded in the form of stock options and three-year performance shares. For 2015, the Committee determined that, for all of the NEOs, 60% of grant date equity value would continue to be granted in the form of performance-based shares in order to maintain the NEOs’ focus on financial and non-financial performance. The remaining 40% of the grant date equity value would continue to be granted in stock options. The Committee determined the continued focus on share price appreciation aligns the NEOs with Moody’s stockholders. In making these decisions, the Committee also considered the need to manage the number of shares used to deliver equity awards, and to allow the Company to measure and to balance incentives based on financial and operational goals with rewards that are tied more directly to shareholder value. Furthermore, the Committee maintained the maximum payout for the three-year performance share plan at 225% of the target number of performance shares granted as it was determined that this would incent for stretch performance.

Stock options. Stock options vest based on continued service over four years in annual 25% increments, which means (i) executives will realize value from their awards only if the market price of the Company’s stock appreciates above the options’ exercise price after the options have vested and (ii) executives are motivated to remain with the Company due to the multi-year vesting schedule. The Committee believes that because value is realized only if the Company’s stock price rises, stock options are performance-based compensation. Stock options expire ten years after the grant date.

Performance shares. The performance shares will be earned following the completion of a three-year performance period if certain cumulative performance goals are achieved or exceeded. The number of performance shares treated as vested and the corresponding number of shares actually issued to an employee as payout at the end of the three year performance period may be less than the number determined by the performance goal formula at the discretion of the Committee. For the 2015-2017 performance period, aggregate EBITDA (including future acquisitions, if any), MIS’s ratings accuracy performance and aggregate MA’s Sales served as the performance thresholds. The Committee decided, based on the recommendation of the CEO, to maintain the performance metric of Company profitability so that it would be measured by EBITDA (including future acquisitions, if any). It was determined that the use of EBITDA, instead of EPS which was one of the measures used prior to 2012, better aligns management incentives with the Company’s strategy in the event acquisitions are made. The Committee also decided that the impact of MA acquisitions would continue to be included when measuring MA Sales, with acquired sales receiving a lower weighting than organic sales. In 2010 and 2011, acquisitions were not included in MA Sales targets and therefore not included in the final MA Sales measurement. MIS ratings accuracy continued to be used as a performance metric. These three metrics were chosen because they incentivize management to consider the long and medium-term impact of business decisions and the metrics provide a balance of financial and operational factors for business success. The weights of these three performance goals vary depending on each NEO’s role and responsibilities. The weighting of each performance measure differs based on the corporate entity in which each NEO operates, as reflected in the table below:

			MCO/Shared Services
Performance Measure	MIS Michel Madelain	MA Mark E. Almeida	Raymond W. McDaniel Linda S. Huber John J. Goggins
MCO Profitability	50%	50%	60%
MIS Ratings Performance	50%	0%	20%
MA Sales	0%	50%	20%

The Committee believes these weights to be appropriate based on the individuals’ more direct involvement with certain corporate entities. All NEOs have an incentive to contribute to the overall Company’s profitability, while Mr. Madelain’s and Mr. Almeida’s performance shares are more directly tied to the MIS and MA entities that they operate, respectively.

2015 Long-Term Equity Incentive Grant Levels. In determining the value of equity granted to the NEOs, in addition to the items noted in the following paragraph, the Committee considered the share utilization practices of the Company’s peer group and endeavored to balance aligning the interests of NEOs with stockholders while also motivating the NEOs to improve the Company’s current market position. As a result, the Committee recommended (based on a recommendation from the CEO, other than with respect to his own pay), and the Board approved, equity grants comprised of stock options and performance shares, with the average individual

NEO grant value increasing approximately 14% higher than the individual NEO grants in 2014, in order to bring equity award values more in line with median market levels. The 2015 equity grant level for each NEO was within or somewhat below the 50th percentile competitive range of the peer group and financial services industry data. The NEO’s individual awards are reported in the Grants of Plan-Based Awards for 2015 table on page 51.

Because the annual grants are made in February, each individual award determination considered (i) the Company’s 2014 performance, (ii) the NEO’s role in that performance, including the achievement of individual goals described above in “Annual Cash Incentives,” and (iii) retention objectives for that NEO. The awards are intended to align the interests of NEOs with those of the Company’s stockholders. Annual awards are determined by an examination of the present period as well as by considering expectations of the future.

2013-2015 Performance Share Payouts

The 2013-2015 performance period for performance shares granted in 2013 ended on December 31, 2015, with the NEOs receiving between 93.4% and 97.5% of their performance share target amounts based on the Company’s results. The weighting that was assigned to each of the three performance goals at the time the performance shares were originally granted vary depending on each NEO’s role and responsibilities. The threshold, target and maximum performance goals, as well as actual results, for the Profitability and MA Sales performance criteria are set forth in the table below. MIS Ratings Performance is evaluated based on internally developed metrics that are proprietary and competitively sensitive, and therefore are not disclosed in the table below. The threshold, target and maximum MIS Ratings Performance goals were set to reflect a degree of difficulty that was comparable to the standard applied in setting the performance goals for the other criteria, with target performance levels being difficult but obtainable, based on historical results under this metric.

2013-2015 Performance Share Metrics

	Threshold	Target	Maximum	Actual Performance
Profitability (EBITDA) (including acquisitions)($ in millions)	$3,835	$4,511	$5,301	$4,506
MA Sales (including acquisitions)($ in millions)	$2,830	$3,216	$3,730	$3,302

As a result of the level of performance that was achieved, the number of shares that vest in March 2016 (subject to continued service through the vesting date) for each NEO relative to the target number of shares granted is reflected in the table below:

Name	2013-2015 Performance Share Award at Target (# of shares)	2013-2015 Performance Share Award to Vest (# of shares)
Raymond W. McDaniel	48,460	46,619
Linda S. Huber	15,559	14,968
Michel Madelain	14,137	13,204
Mark E. Almeida	13,142	12,813
John J. Goggins	9,214	8,864

The NEO’s individual performance share awards are reported in the Outstanding Equity Awards at Fiscal-Year End Table For 2015 on page 52.

The Role of the Governance and Compensation Committee, Its Consultant and Management

The Committee, which is comprised entirely of independent directors, has responsibility for oversight of the Company’s compensation program and has final authority for evaluating and setting compensation for NEOs. To assist in this process, it considers recommendations made by the CEO (except with respect to his own compensation) and uses market data and analyses that the Committee’s compensation consultant provides in order to help formulate target compensation levels. The Committee has engaged Meridian Compensation Partners LLC, an independent compensation consulting company, to advise the Committee on matters related to executive and director compensation. Meridian is engaged directly by and reports to the Committee. Meridian does not offer or provide any other services to the Company and the Committee determined that the retention of Meridian has not raised any conflicts of interest.

The Committee’s independent consultant reviewed an analysis of the annual comparison of the elements of Moody’s executive compensation structure and practices to those of the Company’s peer group, as set forth below, and the broader financial services industry. Based on its review, the consultant concluded that the Company’s executive compensation program structure is consistent with industry practices.

Determining Compensation Levels

Peer and Market Review

The independent compensation consultant annually reviews the peer group with the Committee. Based on the consultant’s review, management recommends and the Committee may approve changes to the peer group. As a result of the 2015 review, Federated Investors, Inc. and Morningstar Inc. were both removed from the peer group while Fiserv Inc. and Fidelity National Information Services were both added to the peer group. The changes to the peer group were deemed to be appropriate in regards to the size, revenue and market capitalization of Moody’s Corporation. For 2015, the peer companies were:

CME Group Inc.	Gartner Inc.	NASDAQ OMX Group Inc.
Dun & Bradstreet Corp.	IHS Inc.	Nielsen Holdings N.V.
Eaton Vance Corp.	Intercontinental Exchange, Inc.	Price (T. Rowe) Group
Equifax Inc.	Invesco Ltd.	SEI Investments Co.
FactSet Research Systems Inc.	McGraw-Hill Financial Inc.	Thomson Reuters Corp.
Fidelity National Information Services	MSCI	Verisk Analytics, Inc.
Fiserv Inc.

This group, the Committee believes, appropriately reflects the companies with which Moody’s competes for business and executive talent. This group also appropriately reflects the companies against which Moody’s financial performance is measured, as it includes firms that:

•	Provide analytics products and services in addition to credit risk analysis;

•	Provide company and industry credit research and business information services;

•	Had median revenue of $3.1 billion (Moody’s 2014 revenue equaled $3.3 billion); and

•	Had a median market capitalization of $10.6 billion as of December 31, 2014 (Moody’s market capitalization equaled approximately $19.5 billion as of December 31, 2014).

The Committee continually seeks to improve the criteria upon which the peer group is selected. The Committee reviewed the peer company selection criteria and as part of that review established a new revenue threshold for non-financial companies. In addition to reviewing compensation practices and pay levels within the Company’s peer group, the Committee looks at the broader financial services industry’s compensation data furnished by management’s compensation consultant, Aon Hewitt, and reviewed by the Committee’s consultant. This additional compensation data is based on Aon Hewitt’s survey data from approximately twenty-five companies and is used only for reference when evaluating pay for the Company’s NEOs.

Meridian provided the Committee and management with total direct compensation data from these comparison groups along with analyses of each element of compensation. The comparison groups’ information is reviewed in quartile ranges, beginning with the 25th percentile. In 2015, the targeted total direct compensation opportunity in aggregate for the CEO individually was at the 25th percentile and, for the NEOs as a group, between the 25th percentile and the 50th percentile as compared to the peer group. The Committee periodically benchmarks benefits and perquisites and believes benefits to be in-line with market practice and perquisites to be below current market practice.

Compensation Philosophy

The Company’s compensation philosophy generally is to target the 50th percentile for base salary, target annual incentives, long-term incentives and target total compensation. The Company has also found that targeting the 50th percentile range has allowed it to retain key talent and remain competitive in the marketplace. However, an executive’s positioning against market may be above or below our target positioning based on a number of factors specific to the individual, including performance, market conditions and the unique nature of Moody’s business.

Market data is just one of the reference points used by the Committee when establishing targeted total direct compensation. The Committee also reviews each NEO’s:

•	skills,

•	experience,

•	tenure, and

•	performance during the prior year.

These factors contribute to variations in actual and target compensation levels. Based on the Committee’s analysis of the above, and consideration of a recommendation from the CEO (other than with respect to his own compensation), the Committee establishes a targeted total direct compensation level for each NEO that it believes is competitive.

Chief Executive Officer Compensation

The Committee begins its analysis of total direct compensation for the CEO by analyzing the compensation of executive officers at companies included in its peer group, as well as in the broader financial services market. It also reviews the CEO’s pay with respect to the other NEOs. In light of the CEO’s broad responsibilities requiring oversight of the entire organization and based on the achievements detailed on page 36 under “Individual Performance,” the Committee determined that a higher total direct compensation package was warranted as compared with the other NEOs.

The mix of Mr. McDaniel’s total direct compensation package has changed in recent years. From 2007 through 2010, his base salary was set at $936,000. This salary was maintained at a consistent level in order to reduce the fixed portion of his total direct compensation and increase the at-risk percentage of his total direct compensation. In 2011, the Committee determined that a 2% base salary increase, along with a 2% incentive compensation target increase, were appropriate for Mr. McDaniel in order to move his total direct compensation more in line with the 50th percentile of the peer group and in recognition of the fact that he had not had a salary increase in three years. The Committee determined that base salary increases of 2.7%, 0% and 0% were appropriate for Mr. McDaniel in 2013, 2014 and 2015, respectively, in order to keep his total direct compensation in line with competitive benchmarks.

In terms of his equity grants, 40% of Mr. McDaniel’s 2015 equity award was comprised of stock options and 60% was comprised of performance shares. Mr. McDaniel’s target “at risk” compensation was approximately 87%. This increase was due to the Committee’s objective of better aligning the CEO’s compensation with long-term Company performance.

Alignment with Company Performance. The Committee believes this current compensation mix and structure serves to incentivize the CEO and more closely ties his awards with Company and individual performance. For instance, the increases to Mr. McDaniel’s annual incentive payouts as well as the increase to his 2015 equity award were directly tied to improved Company financial results, as the Company’s operating income and EPS goals served and continue to serve as the metrics determining funding of the annual cash incentive pool and prior year results impact equity award decisions. The following two graphs illustrate this relationship from 2011 to 2012. However, due primarily to the significantly smaller increases in the amounts shown in the “Change in Pension Value” column of the Summary Compensation Table for 2013 and 2015, the CEO’s total compensation decreased in 2013 and 2015 despite the fact that the Company’s operating income and EPS both increased.

In addition, the following graphs compare the total one and three year cumulative stockholder returns of the Company to the performance of Standard & Poor’s Stock 500 Composite Index.

The comparisons included in the MCO Stock Total Return graphs above assume that $100.00 was invested in the Company’s common stock and in the S&P 500 Composite Index on December 31, 2014 and December 31, 2012. The comparison also assumes the reinvestment of dividends, if any. The 1-year total return for the common stock was 6.13% during the performance period as compared with a total return during the same period of 1.38% for the S&P 500 Index. The 3-year total return for the common stock was 107.59% during the performance period as compared with a total return during the same period of 52.51% for the S&P 500 Index.

As compared to its peer group, Moody’s Total Shareholder Return (defined as the annualized rate of share price appreciation plus the reinvestment of dividends) was in the 38th percentile among the peers for the one-year period ending December 31, 2015 and in the 66th percentile for the three-year period ending December 31, 2015.

Thorough Committee Analysis. The Committee undertook an extensive analysis of CEO pay in 2015 in order to evaluate whether the compensation structure continues to be appropriate.

•

The Committee reviewed the alignment between Mr. McDaniel’s pay and Company performance for the three-year period ranging from 2012 through 2014. With the assistance of the Committee’s advisor, Meridian, the Committee assessed the relationship between Mr. McDaniel’s realized/realizable compensation and the Company’s performance across a range of profitability, growth and return metrics for the three-year period relative to the Company’s peer group.

•

The Committee reviewed the sensitivity between payout opportunities under Mr. McDaniel’s long-term incentive compensation and the Company’s performance by modeling a variety of scenarios with a wide combination of share price performance and payout outcomes. This was then compared to the payout sensitivity of the average mix of long-term incentive compensation for the Company’s peers.

•

The Committee concluded that the relative positioning of Mr. McDaniel’s total compensation has been well aligned with the Company’s performance and that the combined structure of the Company’s incentive plans is appropriate and in keeping with the Committee’s objectives for these programs.

Mr. McDaniel’s targeted total direct compensation for 2015 was at the 25th percentile as compared to the Company’s peer group. His actual total direct compensation was below the median of the benchmark actual total direct compensation levels of the comparative group. In light of the individual achievements listed on page 36 and the description of Company achievements on page 27, the Committee believes Mr. McDaniel’s total direct compensation package to be appropriate.

Pension Value. With respect to Mr. McDaniel’s increase in pension value, as shown in the Summary Compensation Table on page 48, this increase is due in part to changes in the actuarial assumptions. The discount rate for the Retirement Account, PBEP and SEBP that is the basis for the proxy calculations increased during 2015 to 4.25%, 3.70%, and 3.40%, respectively. The change also related to an additional year of service and a one year increase in age. The remaining three participants in the SEBP are expected to retire in the next decade and more than 50% of the SEBP’s liability will be paid during that period as lump sum distributions.

ADDITIONAL EXECUTIVE COMPENSATION POLICIES AND PRACTICES

2015 “Say-on-Pay” Advisory Vote on Executive Compensation

Moody’s provided stockholders a “say-on-pay” advisory vote to approve its executive compensation in 2015 in accordance with Section 14A of the Exchange Act. At Moody’s 2015 annual meeting, stockholders expressed substantial support for the compensation of the NEOs, with approximately 95% of the votes cast for approval of the NEOs’ executive compensation. The Committee evaluated the results of the 2015 advisory vote and believes the strong shareholder support signals approval of the current pay programs in place at Moody’s. The Committee also considers many other factors in evaluating Moody’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the alignment of our compensation programs with our corporate business objectives, evaluations of our programs by the Committee’s external consultant, and review of peer group data, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in stockholders’ best interests. While each of these factors bore on the Committee’s decisions regarding the NEOs’ compensation, the Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2015 “say-on-pay” advisory vote.

Clawback Policy

The Board has the right to make retroactive adjustments to any annual cash incentive awards granted after July 28, 2008 or performance shares granted after January 1, 2010, where payment or settlement of any such award was predicated upon the achievement of specified financial results and those results must later be revised. Where the results are revised by reason of a significant or material restatement, recoupment can be sought against executive officers, as defined in accordance with SEC rules, of all or any portion of such compensation; where the results are revised by reason of a restatement resulting from fraud or other misconduct, recoupment can be sought against the person engaging in such misconduct, as well as against any executive officer. The value with respect to which recoupment may be sought shall be determined by the Board. The Committee will continue to review the Company’s clawback policy as new SEC rules are adopted.

Employment Agreements

Moody’s does not enter into employment agreements with its U.S. executives, including Messrs. McDaniel, Almeida and Goggins and Ms. Huber. All of the Company’s U.S. executives are “at will” employees. Moody’s Investors Service Limited entered into a statutorily required employment agreement with Mr. Madelain on August 28, 1996.

Severance Policy

Moody’s provides severance benefits to NEOs under the Moody’s Career Transition Plan (the “Moody’s Career Transition Plan” or “CTP”) and the Moody’s Corporation Change in Control Severance Plan (the “Moody’s Corporation Change in Control Severance Plan” or the “CICP”), each of which is described below.

Career Transition Plan

All NEOs in the U.S. participate in the CTP, an ERISA-covered plan that is available to all full-time and regular part-time employees on the United States payroll. The NEOs are not entitled to receive any severance benefits outside those provided under the CTP and CICP. The CTP is designed to compensate eligible employees in the following situations:

•	where there has been a reduction in the Company’s workforce or elimination of specific jobs;

•	where the individual’s job performance has not met expectations (but does not involve a basis for terminating his employment for cause); or

•	where the Company has agreed with an individual that it is in the mutual best interests of the parties to sever the employment relationship.

While having such a plan in place is in the best long-term interest of stockholders, the plan is not designed to reward individuals who have not performed to expectations or who have engaged in conduct that is detrimental to the Company and its stockholders, and the plan contains provisions to safeguard against this by providing that no severance is payable when termination is for “cause”.

CTP benefits are based on position as well as tenure and are more fully described on page 58.

Change in Control Arrangements

On December 14, 2010, the Board of Directors approved the adoption of the CICP. The purpose of the CICP is to offer its participants, which include the Company’s executive officers and other key employees selected by the Committee, protection in the event of a termination of employment in connection with a Change in Control (as defined in the CICP). The CICP has been adopted to enhance the alignment of the interests of management and stockholders by allowing executives to remain objective when facing the prospect of a sale and potential job elimination. Under the CICP, participants are entitled to severance benefits triggered only if a participant’s employment is terminated within 90 days prior to or two years following a change in control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP) (i.e., a “double-trigger”). For the CEO, severance benefits under the CICP consist of a lump sum cash payment equal to three times the sum of his base salary and target annual incentive for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For other executives, including the other NEOs, the severance benefits consist of a lump sum cash payment equal to two times the sum of their base salaries and target annual incentives, plus two years of continued medical and dental coverage. Executive officers are not entitled to receive (either under the CICP or any other arrangement) a “golden parachute” excise tax gross-up with respect to change in control benefits.

Stock Ownership Guidelines

In July 2004, Moody’s adopted stock ownership guidelines for its executives, including the NEOs, and its non-management directors, encouraging them to acquire and maintain a meaningful stake in the Company. These guidelines were revised in February 2008 and again in July 2012 to reflect new management structures. Moody’s believes that these guidelines encourage its executive officers to act as owners, thereby better aligning the executives’ interests with those of the Company’s stockholders.

•

The guidelines are intended to balance an officer’s need for portfolio diversification with the Company’s desire for officers to hold an ownership level sufficient to assure stockholders of the individual’s commitment to value creation.

•

Executive officers are expected, within five years of appointment to officer level, to acquire and hold shares of the Company’s Common Stock equal in value to a specified multiple of their base salary (which varies based on position). Ownership is expected to be increased in line with base salary increases.

•

The current ownership level multiples, as most recently adjusted in 2012, are: (i) six times base salary for the CEO, (ii) three times base salary for the remaining Named Executive Officers, as well as all direct reports of the CEO, (iii) one times base salary for the remaining officers subject to the guidelines, and (iv) five times the annual cash retainer for non-management directors.

•	Restricted shares and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the guidelines.

•	Stock options, whether vested or unvested, do not count toward satisfying the guidelines.

•	Unearned performance shares do not count toward satisfying the guidelines.

•

In 2012, a “hold until met” requirement was added for all individuals subject to the stock ownership guidelines. This requires executives to hold 75% of net shares that they are awarded until their ownership multiple is met, including when an executive’s holdings no longer satisfy the required ownership multiple due to a decline in stock price.

As of December, 31, 2015, each of the NEOs was in compliance with the guidelines. The guidelines for an individual executive officer may be suspended at the discretion of the Board of Directors in situations that it deems appropriate.

Anti-Hedging and Anti-Pledging Policy; Short Sales and Other Speculative Trades

All executive officers and directors are subject to a securities trading policy under which they are prohibited from entering into the following transactions with respect to Moody’s securities, including any publicly traded securities of a Moody’s subsidiary:

•	making “short sales” of Moody’s securities;

•

engaging in speculative transactions or entering into any transaction (including purchasing forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or are otherwise based on the price of Moody’s securities;

•	pledging Moody’s securities as collateral for a loan; and

•	holding Moody’s securities in margin accounts.

Tax Deductibility Policy

Section 162(m) of the Tax Code limits income tax deductibility of compensation in excess of $1 million that is paid to any employee who, as of the close of the taxable year, was the CEO or whose compensation is required to be reported to stockholders under the Exchange Act by reason of such employee being among the three highest compensated executive officers for the taxable year (other than the CEO and CFO), except to the extent the compensation qualifies as “performance-based” as defined under the income tax regulations. Stock options awarded under the Company’s stockholder-approved stock incentive plans are intended to be performance-based for purposes of the federal income tax laws and any amounts required to be included in an executive’s income upon the exercise of options are not expected to count toward the $1 million limitation. The performance shares awarded by the Company are likewise intended to qualify as performance-based compensation and therefore be fully tax deductible. Similarly, annual bonus payments under the 2004 Moody’s Corporation Covered Employee Cash Incentive Plan are intended to qualify as “performance-based” compensation under Section 162(m) of the Tax Code, as the Committee certifies achievement of one or more pre-established, objective umbrella performance goals under that plan as a threshold to determining the covered employee’s entitlement to any cash bonus. The Committee then can apply negative or positive discretion to determine the actual bonus payouts, but in no event may the payout exceed that determined pursuant to the umbrella formula, as permitted under Section 162(m) of the Tax Code and described under the heading “Annual Cash Incentives” above.

While Moody’s generally seeks to ensure the deductibility of the incentive compensation paid to the Company’s executives, the Committee intends to retain the flexibility necessary to provide cash and equity compensation in line with competitive practice. In addition, there are ambiguities in how the conditions to qualifying as “performance-based” will be interpreted and administered under the income tax regulations, so that amounts that Moody’s intends or expects to qualify as fully deductible may not so qualify. Accordingly, there is no certainty that elements of compensation discussed in this proxy statement will in fact be fully tax deductible.

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2015, 2014 and 2013, the total compensation of the Company’s Named Executive Officers. The Named Executive Officers for 2015, 2014 and 2013 include Moody’s Principal Executive Officer, its Principal Financial Officer and the three most highly compensated executive officers of the Company (other than the Principal Executive Officer and Principal Financial Officer) who were serving as executive officers at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Raymond W. McDaniel	2015	$1,000,000	—	$2,999,988	$1,999,996	$1,600,500	$1,425,428	$44,757	$9,070,669
President and Chief Executive Officer	2014	1,000,000	—	2,460,004	1,639,999	2,250,000	6,741,699	7,800	14,099,502
	2013	1,000,000	—	2,249,998	1,499,996	2,250,000	1,341,861	70,134	8,411,989

Linda S. Huber	2015	609,000	—	883,168	588,788	618,500	575,213	23,150	3,297,819
Executive Vice President	2014	591,000	—	798,602	532,401	1,040,700	1,591,034	12,133	4,565,870
and Chief Financial Officer	2013	591,000	—	722,404	481,604	903,800	471,165	36,259	3,206,232

Michel Madelain (7)	2015	502,839	—	752,423	501,595	598,983	—	57,510	2,413,350
President and COO of	2014	515,632	—	690,017	460,006	854,142	—	63,185	2,582,982
Moody’s Investors Service	2013	548,599	—	656,381	437,601	896,819	—	91,126	2,630,526

Mark E. Almeida	2015	522,000	—	691,167	460,811	830,900	207,432	32,844	2,745,154
President of Moody’s Analytics	2014	507,000	—	634,173	422,785	989,300	359,998	40,565	2,953,821
	2013	507,000	—	610,183	406,801	715,200	60,695	30,070	2,329,949

John J. Goggins	2015	502,000	—	552,580	368,389	441,700	691,676	18,161	2,574,506
Executive Vice President and General Counsel	2014	487,000	—	467,993	312,003	600,000	1,741,722	11,699	3,620,417
	2013	487,000	—	427,806	285,200	602,500	532,279	26,506	2,361,291

(1)	The amounts reported in the Bonus column represent discretionary bonuses paid to the Named Executive Officers. Payments under the Company’s annual cash incentive program are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The amounts shown in the Stock Awards column represent the full grant date fair market value of performance share grants. The full grant date fair value is based on the fair market value of the stock, which is defined as the arithmetic mean of the high and low prices of the Common Stock. All grants of performance shares were made under the Company’s 2001 Key Employees’ Stock Incentive Plan (as amended and restated on December 11, 2012, the “2001 Stock Incentive Plan”).

On February 11, 2015, the fair market value of the Common Stock was $98.01 and the following grants of performance shares of Common Stock were received by Mr. McDaniel—30,609, Ms. Huber—9,011 shares, Mr. Madelain—7,677 shares, Mr. Almeida—7,052 shares, and Mr. Goggins—5,638 shares. These performance share awards are subject to performance metrics of EBITDA, MA’s sales growth and MIS’s ratings quality during the three calendar year period ending December 31, 2017. Because the achievement or non-achievement of these performance metrics depends upon the occurrence of future events, the actual final payout of these performance share awards are not known at this time. As such, the total grant date fair value of the performance shares is calculated using the target number of shares underlying these awards and the per share grant date price on the date of grant of $98.01. No cash dividends will be paid when the underlying shares vest.

At maximum achievement, the grant date fair value of the awards would have been 225% of the amount reported for each executive, or for Mr. McDaniel—$6,749,973, Ms. Huber—$1,987,128, Mr. Madelain—$1,692,952, Mr. Almeida—$1,555,126, and Mr. Goggins—$1,243,305.

(3)	The amounts shown in the Option Awards column represent the full grant date fair value of non-qualified options granted in each year indicated. The February 11, 2015 grant date fair value for stock options is based on the Black-Scholes option valuation model, applying the following assumptions: a stock price of $98.01; a stock-price volatility factor of 39.35%; a risk-free rate of return of 1.88%; a dividend yield of 1.39%; and an expected time of exercise of 6.9 years from the date of grant. The February 12, 2014 grant date fair value for stock options is based on the Black-Scholes option valuation model, applying the following assumptions: a stock price of $79.55; a stock-price volatility factor of 41.17%; a risk-free rate of return of 2.30%; a dividend yield of 1.41%; and an expected time of exercise of 7.2 years from the date of grant. The February 13, 2013 grant date fair value for stock options is based on the Black-Scholes option valuation model, applying the following assumptions: a stock price of $46.43; a stock-price volatility factor of 42.61%; a risk-free rate of return of 1.53%; a dividend yield of 1.72%; and an expected time of exercise of 7.2 years from the date of grant. The Black-Scholes model is premised on the immediate exercisability and transferability of the options, neither of which applies to the options set out in the table above. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.

(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the amounts earned by the Named Executive Officers for 2015, 2014 and 2013 under the Company’s annual cash incentive program. The amounts for 2015, 2014 and 2013 were actually paid on March 4, 2016, March 4, 2015 and March 5, 2014, respectively. For a description of this program, see “Annual Cash Incentives” in the CD&A on page 33.

(5)	The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the aggregate change during 2015 in the actuarial present value of the Named Executive Officers’ accumulated benefits under the Company’s Retirement Account, Pension Benefit Equalization Plan, and SEBP. For a description of these plans, see the Pension Benefits Table on page 54. The change in the actuarial present value year over year is largely driven by the impact on the SEBP component of the following variables: one additional year of service and pay; one less year of discounting in the present value calculation; and annual assumption changes (such as the discount rate or mortality assumption). The Change in Pension Value for each of the NEOs for 2015 have increased since the year-end 2014 proxy disclosures, due in part to changes in the actuarial assumptions. The discount rate for the Retirement Account, PBEP and SEBP that is the basis for the proxy calculations increased during 2015 to 4.25%, 3.70% and 3.40%, respectively. While the 3 SEBP participants continued to have an increase to their final average pay, the growth in final average pay was significantly less than at year-end 2014. Mr. McDaniel’s final average pay increased by approximately $180,000, increasing his annual target SEBP benefit by approximately $100,000. Similar changes occurred for Ms. Huber and Mr. Goggins, but were smaller. The PBEP and SEBP plans comply with Section 409A of the Internal Revenue Code. SEBP participants elected either an annuity or a lump sum form of payment that will apply at retirement, and the PBEP was amended so it will automatically provide lump sum distributions to terminated participants at the later of age 55 or six months following termination from Moody’s. The SEBP was closed as of January 1, 2008 to new participants and the only NEO’s who participate in the plan are Mr. McDaniel, Ms. Huber and Mr. Goggins. These amounts do not include any non-qualified deferred compensation earnings as there were no above market earnings for the NEO’s in Moody’s Deferred Compensation Plan.

(6)	The amounts reported in the All Other Compensation column comprise the following compensation items:

Name	Year	Perquisites and Other Personal Benefits (a)	Company Contributions to Defined Contribution Plans(b)	Dividends or Other Earnings Paid on Stock Awards(c)	Total
Raymond W. McDaniel	2015	—	$44,757	—	$44,757
Linda S. Huber	2015	—	23,150	—	23,150
Michel Madelain	2015	$13,714	43,796	—	57,510
Mark E. Almeida	2015	—	32,844	—	32,844
John J. Goggins	2015	—	18,161	—	18,161

(a)	For all the NEOs except Michel Madelain, perquisites and other personal benefits provided in fiscal 2015 were, in the aggregate, less than $10,000 per individual. For Michel Madelain, the perquisite amounts represents a car allowance (as is the practice in the UK for executive officers) paid in British pounds sterling. An exchange rate of 1.4746 from the Federal Reserve Bank as of December 31, 2015 was used to calculate the 2015 U.S. dollar amount.

(b)	These amounts represent the aggregate annual Company contributions to the accounts of the Named Executive Officers under the Company’s Profit Participation Plan and the non-qualified Deferred Compensation Plan in the United States. The Profit Participation Plan and the Deferred Compensation Plan are tax-qualified defined contribution plans. The amount described with respect to Mr. Madelain was contributed by the Company’s subsidiary in the UK to the Moody’s Group Personal Pension Plan. An exchange rate of 1.4746 from The Federal Reserve Bank as of December 31, 2015 was used to calculate the U.S. dollar amount.

(c)	These amounts represent dividend equivalents paid on restricted stock awards that vested during 2015.

(7)	Mr. Madelain’s compensation figures are shown in the table in U.S. dollars. However, certain elements of his compensation was paid in British pounds sterling. An exchange rate of 1.4746 from The Federal Reserve Bank as of December 31, 2015 was used to calculate the 2015 U.S. dollar amount.

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2015

The following table sets forth, for the year ended December 31, 2015, information concerning each grant of an award made to the Company’s Named Executive Officers in 2015 under any plan.

Name	Grant Date	Authorization Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raymond W. McDaniel	2/11/2015	12/16/2014				7,652	30,609	68,870			$2,999,988
	2/11/2015	12/16/2014							55,463	$98.01	1,999,996
	N/A		N/A	1,500,000	3,000,000

Linda S. Huber	2/11/2015	12/16/2014				2,253	9,011	20,275			883,168
	2/11/2015	12/16/2014							16,328	$98.01	588,788
	N/A		N/A	708,000	1,416,000

Michel Madelain	2/11/2015	12/16/2014				1,919	7,677	17,273			752,423
	2/11/2015	12/16/2014							13,910	$98.01	501,595
	N/A		N/A	601,637	1,203,274

Mark E. Almeida	2/11/2015	12/16/2014				1,763	7,052	15,867			691,167
	2/11/2015	12/16/2014							12,779	$98.01	460,811
	N/A		N/A	624,000	1,248,000

John J. Goggins	2/11/2015	12/16/2014				1,410	5,638	12,686			552,580
	2/11/2015	12/16/2014							10,216	$98.01	368,389
	N/A		N/A	414,000	828,000

(1)	The Governance and Compensation Committee authorized the grant of stock options and performance shares for 2015 on December 15, 2014, to be effective on February 11, 2015, the third trading day following the date of the public dissemination of the Company’s financial results for 2014.

(2)	These cash incentive awards were granted in 2015 under the Company’s annual cash incentive program. The Governance and Compensation Committee established performance metrics for operating income and EPS growth that determine the aggregate funding of the program. The Governance and Compensation Committee considers other factors including individual performance when determining the final award amounts for annual incentive awards. For additional information on the annual cash incentive program, see the CD&A beginning on page 27. These awards were earned during 2015 and are paid in March 2016.

(3)	These performance share awards were granted in 2015 under the Company’s 2001 Stock Incentive Plan. The Governance and Compensation Committee determined the target performance share amounts and set performance measures over the three-year performance period ending December 31, 2017. For Mr. McDaniel, Ms. Huber and Mr. Goggins, performance is based on EBITDA, MA’s sales growth and MIS’s ratings quality. For Mr. Madelain, performance is based on EBITDA and MIS’s ratings quality. For Mr. Almeida, performance is based on EBITDA and MA’s sales growth. At maximum achievement, the grant date fair value of the awards would have been 225% of the amount reported for each executive, or for Mr. McDaniel—$6,749,973, Ms. Huber—$1,987,128, Mr. Madelain—$1,692,952, Mr. Almeida—$1,555,126, and Mr. Goggins—$1,243,305.

(4)	These stock option awards were made under the Company’s 2001 Stock Incentive Plan. They vest in four equal annual installments beginning on the first anniversary of the date of grant, February 11, 2015 and expire on February 11, 2025.

(5)	The exercise price of these awards is equal to the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date.

(6)	The February 11, 2015 grant date fair value for stock options is based on the Black-Scholes option valuation model, applying the following assumptions; an expected stock-price volatility factor of 39.35%; a risk-free rate of return of 1.88%; a dividend yield of 1.39%; and an expected time of exercise of 6.9 years from the date of grant. The Black-Scholes model is premised on the immediate exercisability and transferability of the options, neither of which applies to the options set out in the table above. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE FOR 2015

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the Company’s Named Executive Officers outstanding as of December 31, 2015. The market value of the shares that have not vested is based on the closing market price of the Company’s Common Stock on December 31, 2015 on the New York Stock Exchange.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)	Grant Date
	Exercisable	Unexercisable
Raymond W. McDaniel	185,000	0		38.0700	2/12/2008	2/12/2018			48,460	4,862,476	2/13/2013
	180,863	0		25.3700	2/10/2009	2/10/2019			30,924	3,102,914	2/12/2014
	88,292	0		26.7800	2/9/2010	2/9/2020			30,609	3,071,307	2/11/2015
	110,843	0		30.0100	2/8/2011	2/8/2021
	64,356	21,453		38.6100	2/13/2012	2/13/2022
	42,662	42,662		46.4300	2/13/2013	2/13/2023
	13,020	39,060		79.5500	2/12/2014	2/12/2024
	0	55,463		98.0100	2/11/2015	2/11/2025
Linda S. Huber	45,000	0		63.0900	2/8/2006	2/8/2016			15,559	1,561,190	2/13/2013
	44,500	0		72.7150	2/12/2007	2/12/2017			10,039	1,007,313	2/12/2014
	85,000	0		38.0700	2/12/2008	2/12/2018			9,011	904,164	2/11/2015
	25,133	0		25.3700	2/10/2009	2/10/2019
	7,078	0		26.7800	2/9/2010	2/9/2020
	35,100	0		30.0100	2/8/2011	2/8/2021
	22,713	7,571		38.6100	2/13/2012	2/13/2022
	13,697	13,698		46.4300	2/13/2013	2/13/2023
	4,226	12,681		79.5500	2/12/2014	2/12/2024
	0	16,328		98.0100	2/11/2015	2/11/2025
Michel Madelain	1	0		38.0700	2/12/2008	2/12/2018			14,137	1,418,507	2/13/2013
	70,012	0		25.3700	2/10/2009	2/10/2019			8,674	870,349	2/12/2014
	28,791	0		26.7800	2/9/2010	2/9/2020			7,677	770,310	2/11/2015
	28,916	0		30.0100	2/8/2011	2/8/2021
	20,138	6,713		38.6100	2/13/2012	2/13/2022
	12,446	12,446		46.4300	2/13/2013	2/13/2023
	3,652	10,956		79.5500	2/12/2014	2/12/2024
	0	13,910		98.0100	2/11/2015	2/11/2025
Mark E. Almeida	22,750	0		72.7150	2/12/2007	2/12/2017			13,142	1,318,668	2/13/2013
	62,500	0		38.0700	2/12/2008	2/12/2018			7,972	799,910	2/12/2014
	65,344	0		25.3700	2/10/2009	2/10/2019			7,052	707,598	2/11/2015
	27,236	0		26.7800	2/9/2010	2/9/2020
	27,354	0		30.0100	2/8/2011	2/8/2021
	19,188	6,396		38.6100	2/13/2012	2/13/2022
	11,570	11,570		46.4300	2/13/2013	2/13/2023
	3,356	10,070		79.5500	2/12/2014	2/12/2024
	0	12,779		98.0100	2/11/2015	2/11/2025
John J. Goggins	24,250	0		72.7150	2/12/2007	2/12/2017			9,214	924,533	2/13/2013
	50,000	0		38.0700	2/12/2008	2/12/2018			5,883	590,300	2/12/2014
	52,509	0		25.3700	2/10/2009	2/10/2019			5,638	565,717	2/11/2015
	21,593	0		26.7800	2/9/2010	2/9/2020
	20,784	0		30.0100	2/8/2011	2/8/2021
	13,445	4,482		38.6100	2/13/2012	2/13/2022
	8,111	8,112		46.4300	2/13/2013	2/13/2023
	2,477	7,431		79.5500	2/12/2014	2/12/2024
	0	10,216		98.0100	2/11/2015	2/11/2025

(1)	Option awards are exercisable in four equal, annual installments beginning on the first anniversary of the date of grant. The grant date for options is ten years earlier than the Option Expiration Date reported in the table.

(2)	Value is calculated based on the closing price of the Common Stock on December 31, 2015, $100.34.

(3)	Represents performance share awards that pay out subject to the attainment of performance objectives and vesting requirements measured over a three-year period. The performance shares granted on February 13, 2013 vest in March 2016 for the performance period ending December 31, 2015, the performance shares granted on February 12, 2014 vest in March 2017 for the performance period ending December 31, 2016 and the performance shares granted on February 11, 2015 vest in March 2018 for the performance period ending December 31, 2017.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2015

The following table sets forth information concerning the number of shares of Common Stock acquired and the value realized upon the exercise of stock options and the number of shares of Common Stock acquired and the value realized upon vesting of restricted stock awards during 2015 for each of the Company’s Named Executive Officers on an aggregated basis. In the case of stock options, the value realized is based on the market price of the Company’s Common Stock on the New York Stock Exchange at the time of exercise and the option exercise price; in the case of restricted stock awards, the value realized is based on the average high and low market price of the Company’s Common Stock on the New York Stock Exchange on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Raymond W. McDaniel	217,023	$7,427,401	76,919	$7,439,606
Linda S. Huber	—	—	27,146	2,625,561
Michel Madelain	—	—	21,857	2,114,009
Mark E. Almeida	25,000	1,200,355	21,894	2,117,588
John J. Goggins	68,050	3,526,526	16,071	1,554,387

(1)	The performance shares granted for the 2013-2015 performance period vested on March 1, 2016 and therefore are not reflected in the above table.

PENSION BENEFITS TABLE FOR 2015

The following table sets forth information with respect to each defined benefit pension plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit at 12/31/15 ($)	Payments During Last Fiscal Year ($)
Raymond W. McDaniel	Retirement Account	27.5000	$626,407	—
	Pension Benefit Equalization Plan	27.5000	4,341,742	—
	Supplemental Executive Benefit Plan	28.8333	31,556,461	—

Linda S. Huber	Retirement Account	9.5833	217,508	—
	Pension Benefit Equalization Plan	9.5833	885,857	—
	Supplemental Executive Benefit Plan	10.6667	4,896,552	—

Michel Madelain(2)	Moody’s Group Personal Pension Plan	—	—	—

Mark E. Almeida	Retirement Account	26.5000	569,489	—
	Pension Benefit Equalization Plan	26.5000	1,331,614	—
	Supplemental Executive Benefit Plan	—	—	—

John J. Goggins	Retirement Account	15.8333	343,303	—
	Pension Benefit Equalization Plan	15.8333	829,760	—
	Supplemental Executive Benefit Plan	16.9167	6,115,502	—

(1)	The credited service for the Retirement Account and the PBEP is based on service from the date the individual became a participant in the plan. Individuals become participants in the plan on the first day of the month coincident with or next following the completion of one year of service. The SEBP provides credited service from an individual’s date of hire with Moody’s. For Messrs. McDaniel and Almeida, the date of participation in the Retirement Account is based on an earlier plan provision that provided for individuals to become participants on the January 1 or July 1 following the completion of one year of service.

(2)	The Company provides retirement benefits to the NEOs under three defined benefit pension plans, except for Michel Madelain, who is not a U.S. employee. As reflected in footnote (6) to the Summary Compensation Table, an amount was contributed by the Company’s subsidiary in the UK to the Moody’s Group Personal Pension Plan, which is a defined contribution plan, on Mr. Madelain’s behalf. Using an exchange rate of 1.4746 from the Federal Reserve Bank as of December 31, 2015, the amount contributed was $43,796 in 2015.

The Company provides retirement benefits to the Named Executive Officers under three defined benefit pension plans, except for Mr. Madelain, who is not a U.S. employee: the Retirement Account, the PBEP and the SEBP. The Retirement Account is a broad-based tax-qualified defined benefit pension plan. The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants that would otherwise be lost under the Retirement Account due to limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. The Retirement Account, together with the PBEP, is a “cash balance” design that provides retirement income based on a percentage of annual compensation that is credited to a notional account that is then credited with periodic interest credits. The SEBP is a non-tax-qualified supplemental executive retirement plan that provides additional pension benefits for designated senior executive officers of the Company. An amount was contributed by the Company’s subsidiary in the UK to the Moody’s Group Personal Pension Plan, which is a defined contribution plan described below, on Mr. Madelain’s behalf.

The PBEP and SEBP are intended to comply with the requirements of Section 409A of the Internal Revenue Code. SEBP participants elected either an annuity or a lump sum form of payment that will apply at retirement, and the PBEP generally provides lump sum distributions to terminated participants at the later of age 55 or six months following termination from Moody’s.

The assumptions made in computing the present value of the accumulated benefits of the Named Executive Officers, except as described in the following sentence, are incorporated herein by reference to the discussion of those assumptions under the heading “Pension and Other Post-Retirement Benefits” in the Management’s Discussion and Analysis and Note 12 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the Commission on February 24, 2016. The assumed retirement age used in computing the present value of the accumulated benefits of the Named Executive Officers was age 65 in the case of the Retirement Account and the PBEP and age 55 in the case of the SEBP.

The material terms in effect in 2014 of the Retirement Account, the PBEP, the SEBP and Moody’s Group Personal Pension Plan are described below. Future benefit accruals under these plans are subject to change.

Moody’s Corporation Retirement Account

All U.S. employees hired prior to January 1, 2008 and who have been continuously employed are eligible to participate in the Retirement Account after attaining age 21 and completing one year of service with the Company. Participants earn one month of credited service for each month or fraction thereof from the date they become eligible to participate in the plan. The Retirement Account is a cash balance plan providing benefits that grow monthly as hypothetical account balances, which are credited with interest and pay-based credits. Interest credits are based on a 30-year Treasury interest rate equivalent with a minimum compounded annual interest rate of 4.5%. Pay-based credits are amounts allocated to each participant’s hypothetical account based upon a percentage of monthly pensionable compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%. Each participant’s pay-based credit percentage is based on his or her attained age and credited service. Compensation is based on actual earnings, which include base salary, regular bonus (or annual incentive award), overtime and commissions. Severance pay, contingent payments and other forms of special remuneration are excluded.

Participants vest in their benefits after completing three years of service with the Company. Upon termination of employment, a participant may elect to receive an immediate lump sum distribution equal to 100% of his or her cash balance account or in certain other forms. The normal retirement age under the Retirement Account is age 65, but participants who have attained age 55 with at least 10 years of service may elect to retire early. Upon retirement, participants may choose among the lump sum and various actuarially equivalent forms of annuities offered under the plan. Ms. Huber and Messrs. Almeida, Goggins and McDaniel are currently eligible for early retirement under the Retirement Account.

Moody’s Corporation Pension Benefit Equalization Plan

The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants whose pensionable compensation exceeds the limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. For 2015, this limitation was $265,000. The benefit-related provisions of the PBEP are the same as those of the Retirement Account except for the form of payment which must be as a lump sum. Upon attaining age 55 with at least 10 years of service, participants may elect to retire. The PBEP was amended as of January 1, 2008 to provide that any participant who is an active employee of the Company or any subsidiary after December 31, 2004 shall receive all of his benefits under the PBEP in a lump sum on the six month anniversary of his separation from service with the Company or a subsidiary. Ms. Huber and Messrs. Almeida, Goggins and McDaniel are currently eligible for early retirement under the PBEP.

Moody’s Corporation Supplemental Executive Benefit Plan

The SEBP is closed to new participants and the only Named Executive Officers participating in the plan are Mr. McDaniel, Ms. Huber and Mr. Goggins. The SEBP is a non-tax-qualified defined benefit pension plan designed to ensure the payment of a competitive level of retirement income and disability benefits to participants. Historically, a key management employee of the Company who was deemed to be responsible for the management, growth, or protection of the Company’s business, and who was designated in writing by the Chief Executive Officer and approved by the Governance and Compensation Committee was eligible to participate in the plan on the effective date of his designation. The target retirement benefit for a participant is equal to 2% of average final compensation for each year of credited service up to 30 years of credited service, for a maximum benefit of 60% of average final compensation. This target benefit is offset by other pension benefits earned under the Retirement Account and PBEP, as well as benefits payable from Social Security and other pension benefits payable by the Company.

Participants earn one month of credited service for each month or fraction thereof that they are employed by the Company. Eligible compensation includes base salary, annual incentive awards, commissions, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes and any portion of such amounts voluntarily deferred or reduced by the participant under any Company employee benefit plan. Average final compensation is the highest consecutive 60 months of eligible compensation in the last 120 months of employment.

The SEBP also provides a temporary disability benefit in the event of a participant’s total and permanent disability. This disability benefit is equal to 60% of the 12 months of compensation earned by the participant immediately prior to the date of disability. The disability benefit is offset by any other disability income and/or pension income the participant is already receiving. Payment of the temporary disability benefit continues during the participant’s period of disability, but no later than age 65. During the period of total and permanent disability, a participant continues to earn credited service for retirement purposes.

Participants vest in their benefits after completing five years of service with the Company. Benefits are payable at the later of age 55 or termination of employment. For participants who terminate their employment prior to attaining age 55, benefits must commence at age 55 and their SEBP benefit will be reduced by 60% for early retirement. If a participant or vested former participant retires directly from the Company after age 55 and before age 60 without the Company’s consent, his retirement benefit is reduced by 3% for each year or fraction thereof that retirement commences prior to reaching age 60. If a participant retires directly from the Company on or after age 55 with the Company’s consent, benefits are not reduced for commencement prior to age 60.

The normal form of payment under the SEBP is a single-life annuity for non-married participants or a fully subsidized 50% joint and survivor annuity for married participants. Participants may receive up to 100% of their benefit in the form of a lump-sum distribution.

Moody’s UK Group Personal Pension Plan

The Group Personal Pension Plan (the “GPPP”) enables employees in the United Kingdom to contribute to a defined contribution pension arrangement. The GPPP is a collection of individual pension policies. Each member has his or own individual pension policy within the GPPP and, if the employee changes employer, the employee may be able to continue to contribute to the policy if he so wishes. Membership in the GPPP is automatic for all employees in the UK who are directly employed by Moody’s. Moody’s UK makes contributions representing a percentage of uncapped salary at a rate dependent upon the employee’s contribution. The rates are as follows:

Employee	Employer
3%	6%
4%	8%
5%	10%
6%	12% (maximum employer contribution; no maximum for employee)

Moody’s UK will stop paying contributions to the GPPP when an employee leaves service, or on the date of contractual retirement, if earlier. As a condition to membership in the GPPP, an employee is required to make regular contributions of at least 3% of salary.

Employee contributions qualify for full tax relief via a salary sacrifice arrangement called Pension Sense. Employees are not taxed on the contributions paid into the GPPP by Moody’s UK.

NONQUALIFIED DEFERRED COMPENSATION TABLE(1)

The following table sets forth information concerning the nonqualified deferred compensation of the Named Executive Officers in 2015.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Raymond W. McDaniel	—	—	$(1,354)	—	$237,440
Linda S. Huber	—	—	(1,132)	—	104,653
Michel Madelain	N/A	N/A	N/A	N/A	N/A
Mark E. Almeida	$78,300	$13,050	(30,982)	—	763,754
John J. Goggins	—	—	(14,478)	—	103,476

(1)	Nonqualified deferred compensation earnings are included in the “Aggregate Earnings in Last Fiscal Year” column of this table. Company contributions to the accounts of the NEOs under the Company’s nonqualified Deferred Compensation Plan also are reflected in column (b) of footnote (6) to the Summary Compensation Table. Contributions of $521,940 for Mr. Almeida and $54,818 for Mr. Goggins were reported as compensation in the Company’s Summary Compensation Table for prior years.

Moody’s Corporation Deferred Compensation Plan

Effective January 1, 2008, the Company implemented the Moody’s Corporation Deferred Compensation Plan (the “DCP”). Each year, employees expected to earn annual compensation in excess of the IRS compensation limit for allowable pre-tax deferrals into the Moody’s Profit Participation Plan are notified of their eligibility to participate in the DCP.

The primary purpose of the DCP is to allow these employees to continue pre-tax deductions into a nonqualified plan and receive the maximum company match on compensation which exceeds the IRS limits for allowable pre-tax deferrals into the Moody’s Profit Participation Plan. A limited group of highly compensated members of senior management have the option of immediate deferral of up to 50% of base salary and/or bonus. However, the Company match only applies to deferrals on compensation in excess of the IRS limit on compensation ($265,000 for 2015). In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.

Each participant may select one or more deemed investment funds offered under the DCP for the investment of the participant’s account and future contributions. The deemed investment funds are substantially the same as the funds available in the Profit Participation Plan. The DCP is unfunded and no cash amounts are paid into or set aside in a trust or similar fund under the DCP. All amounts deducted from a participant’s earnings, along with any Company contributions, are retained as part of the Company’s general assets and are credited to the participant’s bookkeeping account under the DCP. The value of a participant’s account increases or decreases in value based upon the fair market value of the deemed investment funds as of the end of the year. The forms of distribution under the DCP are either a lump sum or installment payments after termination, as well as an alternative for participants to elect in-service distribution at the time deferral elections are made.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below reflects the amount of compensation that would become payable to each of the Named Executive Officers under certain existing plans and arrangements if the executive’s employment had terminated under the specified circumstances or if there had been a change in control, in each case, on December 31, 2015, given the named executive’s compensation and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits that may be available to the executive prior to the occurrence of any termination of employment, including under exercisable stock options held by the executive, and benefits available generally to salaried employees, such as distributions under the Company’s tax-qualified defined contribution plan and distributions of accrued vacation pay. In addition, in connection with any event including or other than those described below, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Company determines appropriate. A “change in control” is defined as: (i) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Moody’s Corporation possessing 50 percent or more of the total voting power of the stock of Moody’s Corporation, (ii) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, or (iii) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s then current compensation.

Moody’s Corporation Career Transition Plan

Each of the Company’s Named Executive Officers currently participates in the Moody’s Corporation Career Transition Plan (the “CTP”). This plan generally provides for the payment of benefits if an eligible executive officer’s employment terminates for one of several specified events: a reduction in force, a job elimination, unsatisfactory job performance (not constituting cause), or a mutually agreed-upon resignation.

The CTP provides payments and benefits to individuals for what Moody’s believes to be a reasonable period for them to find comparable employment. It also affords both Moody’s and the individual the motivation to resolve any potential claims or other issues between the parties with finality, which helps minimize distractions for management and protect the interests of stockholders.

The plan does not cover employment terminations resulting from a unilateral resignation, a termination of employment for cause, a sale, merger, spin-off, reorganization, liquidation, or dissolution of the Company, or where the Named Executive Officer takes a comparable position with an affiliate of the Company. “Cause” means willful malfeasance or misconduct, a continuing failure to perform his duties, a failure to observe the material policies of the Company, or the commission of a felony or any misdemeanor involving moral turpitude. In the event of an eligible termination of employment, a Named Executive Officer may be paid 52 weeks of salary continuation (26 weeks if the executive officer is terminated by the Company for unsatisfactory performance), payable at the times the executive officer’s salary would have been paid if employment had not terminated. For this purpose, salary consists of the Named Executive Officer’s annual base salary at the time of termination of employment. In addition, the Named Executive Officer may receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being generally provided by the Company to its employees.

In addition, the executive is entitled to receive any benefits that he or she otherwise would have been entitled to receive under Moody’s retirement plans, although these benefits are not increased or accelerated.

Except in the case of a termination of employment by the Company for unsatisfactory performance, the Named Executive Officer also may receive:

•

a prorated portion of the actual annual cash incentive for the year of termination of employment that would have been payable to the executive officer under the annual cash incentive plan in which the executive officer was participating at the time of termination, provided that the executive officer was employed for at least six full months during the calendar year of termination;

•	financial planning and counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment.

The plan gives the Company’s Chairman and Chief Executive Officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, a Named Executive Officer (other than himself) under the plan. As a matter of policy, if Mr. McDaniel intended to increase the benefits payable, any such proposal would be reviewed by the Committee.

The receipt of any benefits under the plan is contingent upon the affected Named Executive Officer signing a severance and release agreement that prohibits him from engaging in conduct that is detrimental to the Company, such as working for certain competitors, soliciting customers or employees after employment ends, and disclosing confidential information, the disclosure of which would result in competitive harm to the Company. These provisions extend for the one-year period during which the Named Executive Officer would be receiving payments pursuant to the CTP.

The estimated payments and benefits payable to the Named Executive Officers assuming an event triggering payment under the CTP as of the last day of 2015 are reported in the discussion of Potential Payments Upon Termination or Change in Control beginning on page 58.

The estimated payments and benefits that would be provided to each Named Executive Officer still serving in that capacity under each circumstance that is covered by the Career Transition Plan are listed in the tables below.

Potential Payments and Benefits Upon a Termination of Employment

by Reason of a Reduction in Force, Job Elimination,

or a Mutually Agreed Upon Resignation(1)

Name	Salary Continuation ($)	Annual Cash Incentive ($)	Medical, Dental, and Life Insurance Benefits ($)	Out- Placement Services ($)	Total ($)
Raymond W. McDaniel	$1,000,000	$1,500,000	$16,108	$40,000	$2,556,108
Linda S. Huber	609,000	708,000	42	40,000	1,357,042
Michel Madelain	502,839	601,637	—	40,000	1,144,476
Mark E. Almeida	522,000	624,000	9,658	40,000	1,195,658
John J. Goggins	502,000	414,000	16,108	40,000	972,108

(1)	For purposes of this analysis, the following assumptions were used:

•	the date of termination of employment was December 31, 2015;

•	each NEO’s base salary was the amount as of December 31, 2015 and is continued for a period of 52 weeks; and

•	each NEO’s annual cash incentive is equal to 100% of the target amount under the annual cash incentive program.

Potential Payments and Benefits Upon a Termination of Employment

by Reason of Unsatisfactory Job Performance

(Not Constituting Cause)(1)

Name	Salary Continuation ($)	Medical, Dental, and Life Insurance Benefits ($)	Out- Placement Services ($)	Total ($)
Raymond W. McDaniel	$500,000	$8,054	$40,000	$548,054
Linda S. Huber	304,500	21	40,000	344,521
Michel Madelain	251,420	—	40,000	291,420
Mark E. Almeida	261,000	4,829	40,000	305,829
John J. Goggins	251,000	8,054	40,000	299,054

(1)	For purposes of this analysis, the following assumptions were used:

•	the date of termination of employment was December 31, 2015; and

•	each NEO’s base salary was the amount as of December 31, 2015 and is continued for a period of 26 weeks.

Moody’s Corporation Change in Control Severance Plan

On December 14, 2010, the Board of Directors approved the adoption of the Moody’s Corporation Change in Control Severance Plan (the “CICP”). The purpose of the CICP is to offer its participants, which include the Company’s executive officers and other key employees selected by the Committee, protection in the event of a Change in Control (as defined in the CICP). The CICP has been adopted to enhance the alignment of the interests of management and stockholders by allowing executives to remain objective when facing the prospect of a sale and potential job elimination. The CICP has an initial two-year term that will automatically renew each year for an additional year, unless the Company determines not to renew the CICP beyond its then current term. Under the CICP, participants are entitled to severance benefits triggered only if a participant’s employment is terminated within 90 days prior to or two years following a change in control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP). Severance benefits will not be payable if a participant is terminated for Cause or voluntarily resigns without Good Reason. For the CEO, severance benefits under the CICP consist of a lump sum cash payment equal to three times the sum of his base salary and target bonus for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For other executives, including the other NEOs, the severance benefits consist of a lump sum cash payment equal to two times the sum of their base salaries and target annual incentives, plus two years of continued medical and dental coverage. Payment and retention of severance benefits under the CICP are contingent on the participant executing and not revoking a general release of claims against the Company and agreeing not to compete with the Company or solicit Company customers or employees for a period of two years following the date of the participant’s termination of employment. There is no “gross-up” of IRS “golden parachute” excise taxes incurred by any executive.

Other Potential Payments Upon Termination of Employment

The Company’s 2001 Stock Incentive Plan provides for vesting of outstanding stock options and restricted stock awards under certain circumstances as follows:

•

in the event of the death or disability of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will immediately vest in full and such portion may thereafter be exercised during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of death or disability;

•

in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will continue to vest during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of retirement;

•

in the event of a termination for any reason other than death, disability or retirement, an unexercised stock option may thereafter be exercised during the period ending 30 days after the date of termination, but only to the extent such stock option was exercisable at the time of termination;

•	in the event of the death, disability, or retirement of a Named Executive Officer after the first anniversary of the date of grant of a restricted stock award, the award will immediately vest in full;

•

in the event of termination for any reason other than death, disability or retirement, after the first anniversary of the date of grant of a restricted stock award, the unvested portion of the award shall be forfeited;

•	in the event of a change in control of the Company, the unvested portion of all outstanding stock options and restricted stock awards granted prior to January 1, 2013 vest in full;

•

in the event of a change in control of the Company, (i) unless otherwise determined by the Committee, if the acquirer assumes or substitutes an award of equivalent value, the unvested portion of all outstanding stock options and restricted stock awards granted on or after January 1, 2013 vest in full if the Named Executive Officer’s employment is terminated by us without “cause” or by the Named Executive Officer for “good reason” within 90 days before or two years after the change in control, or (ii) if the acquirer does not assume or substitute awards of equivalent value, the unvested portion of the awards shall vest in full;

•	in the event of the death, disability or retirement of a Named Executive Officer, the NEO shall have such rights in his or her performance shares, if any, as may be prescribed by the award agreement;

•

in the event of a termination for any reason other than death, disability or retirement prior to the end of any applicable performance period, an NEO’s performance shares shall be forfeited, unless, subject to the 2001 Plan, the Governance and Compensation Committee, in its sole discretion, shall determine otherwise; and

•	in the event of a change in control of the Company, performance shares shall become payable in such manner as shall be set forth in the award agreement.

Potential Payments and Benefits Upon a Termination of

Employment Following a Change in Control of the Company(1)

Name	Salary Continuation ($)	Annual Cash Incentive ($)	Medical, Dental and Life Insurance Benefits ($)	Stock Options ($)(2)	Restricted Stock Awards ($)(2)	Performance Share Awards ($)	Total ($)
Raymond W. McDaniel	$3,000,000	$4,500,000	$48,324	$4,565,488	—	$11,036,697	$23,150,509
Linda S. Huber	1,218,000	1,416,000	84	1,507,499	—	3,472,667	7,614,250
Michel Madelain	1,005,678	1,203,274	—	1,345,542	—	3,059,166	6,613,660
Mark E. Almeida	1,044,000	1,248,000	19,316	1,257,694	—	2,826,176	6,395,186
John J. Goggins	1,004,000	828,000	32,216	892,285	—	2,080,550	4,837,051

(1)	For purposes of this analysis, the following assumptions were used:

•	the date of termination of employment was December 31, 2015;

•

for the CEO, Mr. McDaniel, that he executed a general release and two-year non-compete agreement under the CICP and received a salary lump sum payout equal to three times his base salary as of December 31, 2015, an annual cash incentive lump-sum payout equal to three times his 2015 annual target cash incentive and three years continuation of current elected coverage under the medical, dental and life insurance programs;

•

for each NEO, other than Mr. McDaniel, that he or she executed a general release and two-year non-compete agreement under the CICP and received a salary lump-sum payout equal to two times the executive’s base salary as of December 31, 2015, an annual cash incentive lump-sum payout equal to two times the executive’s 2015 annual target cash incentive, and two years continuation of current elected coverage under the medical, dental and life insurance programs;

•	the market price per share of the Company’s Common Stock on December 31, 2015 was $100.34 per share, the closing price of the Common Stock on that date;

•	unvested equity awards vest in full because the NEO is terminated without cause in connection with the change in control; and

•	performance shares paid at target.

(2)	Value reflects benefit received upon Change in Control regardless of whether the executive’s employment is terminated.

Potential Payments and Benefits Upon a Termination of

Employment by Reason of Death, Disability or Retirement(1)

Name	Stock Options ($)	Restricted Stock Awards ($)	Performance Share Awards ($)	Total ($)
Raymond W. McDaniel	$4,436,259	—	$6,931,085	$11,367,344
Linda S. Huber	1,469,455	—	2,232,732	3,702,187
Michel Madelain	1,313,132	—	1,998,740	3,311,872
Mark E. Almeida	1,227,919	—	1,851,941	3,079,860
John J. Goggins	868,482	—	1,318,066	2,186,548

(1)	For purposes of this analysis, the following assumptions were used:

•	the date of termination of employment was December 31, 2015;

•	the market price per share of the Company’s Common Stock on December 31, 2015 was $100.34 per share, the closing price of the Common Stock on that date; and

•	performance shares paid at target.

OTHER BUSINESS

The Board of Directors knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Stockholder proposals which are being submitted for inclusion in the Company’s proxy statement and form of proxy for the 2017 annual meeting of stockholders must be received by the Company at its principal executive offices no later than 5:00 p.m. EST on November 2, 2016. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

Under the Company’s By-Laws, notices of matters which are being submitted other than for inclusion in the Company’s proxy statement and form of proxy for the 2017 annual meeting of stockholders must be received by the Corporate Secretary of the Company at its principal executive offices no earlier than January 12, 2017 and no later than February 1, 2017. If the 2017 annual meeting is more than 20 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, such notices must be received no earlier than the 90th day prior to such annual meeting and no later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day of public announcement of the meeting date. Such matters when submitted must be in full compliance with applicable law and the Company’s By-Laws. The chairman of the meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-Laws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the meeting.

March 2, 2016

ANNUAL MEETING OF STOCKHOLDERS OF

MOODY’S CORPORATION

April 12, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/26180/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i      Please detach along perforated line and mail in the envelope provided.      i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.		1.	ELECTION OF DIRECTORS OF THE COMPANY:
			BASIL L. ANDERSON	☐	☐	☐
			JORGE A. BERMUDEZ	☐	☐	☐
			DARRELL DUFFIE, PH.D.	☐	☐	☐
			KATHRYN M. HILL	☐	☐	☐
			EWALD KIST	☐	☐	☐
			RAYMOND W. MCDANIEL, JR.	☐	☐	☐
			HENRY A. MCKINNELL, JR., PH.D.	☐	☐	☐
			LESLIE F. SEIDMAN	☐	☐	☐
			BRUCE VAN SAUN	☐	☐	☐
		2.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2016.	☐	☐	☐
		3.	ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR THE NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MOODY’S CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TUESDAY, APRIL 12, 2016

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.PROXYVOTE.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Raymond W. McDaniel, Jr., Linda S. Huber and John J. Goggins, and each of them, as proxies, each with full power of substitution, to represent the undersigned and vote all the shares of common stock of Moody’s Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 12, 2016 at 9:30 a.m., local time, at the Company’s offices at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, and any adjournment or postponement thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before the meeting and any adjournment or postponement thereof.

This card also constitutes voting instructions to the Trustee of the Moody’s Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of common stock of Moody’s Corporation held by the Trustee under the plan, as described in the Proxy Statement.

(Continued and to be marked, signed and dated, on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

MOODY’S CORPORATION

April 12, 2016

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.proxyvote.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/26180/

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

				FOR	AGAINST	ABSTAIN
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.		1.	ELECTION OF DIRECTORS OF THE COMPANY:
			BASIL L. ANDERSON	☐	☐	☐
			JORGE A. BERMUDEZ	☐	☐	☐
			DARRELL DUFFIE, PH.D.	☐	☐	☐
			KATHRYN M. HILL	☐	☐	☐
			EWALD KIST	☐	☐	☐
			RAYMOND W. MCDANIEL, JR.	☐	☐	☐
			HENRY A. MCKINNELL, JR., PH.D.	☐	☐	☐
			LESLIE F. SEIDMAN	☐	☐	☐
			BRUCE VAN SAUN	☐	☐	☐
		2.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2016.	☐	☐	☐
		3.	ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR THE NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

MOODY’S CORPORATION

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Annual Meeting of Stockholders

Tuesday, April 12, 2016

9:30 a.m. EDT

To obtain directions to attend the Annual Meeting and vote in person,

please contact the Company’s Investor Relations Department by sending an e-mail to ir@moodys.com.